Exhibit 10.3

AMENDED AND RESTATED SALE AND SERVICING AGREEMENT

among

ELECTRONIC DATA SYSTEMS CORPORATION,

as a Seller,

EDS INFORMATION SERVICES L.L.C.,

as a Seller and the Servicer

and

GOVERNMENT CONTRACT RECEIVABLES NOTE TRUST,

as the Issuer

Dated as of October 22, 2003

i

Section 6.7.	No Waiver; Cumulative Remedies	37
Section 6.8.	Counterparts	37
Section 6.9.	Third-Party Beneficiaries	37
Section 6.10.	Actions by Noteholders.	37
Section 6.11.	Rule 144A Information	38
Section 6.12.	Certain Changes to Terms	38
Section 6.13.	Merger and Integration	38
Section 6.14.	No Bankruptcy Petition	38
Section 6.15.	Rights of the Owner Trustee	38
Section 6.16.	Rights of the Indenture Trustee	38

EXHIBITS

ii

This AMENDED AND RESTATED SALE AND SERVICING AGREEMENT, dated as of October 22, 2003, (this “Agreement”), is made by and between ELECTRONIC DATA SYSTEMS CORPORATION, a Delaware corporation (“EDS”), EDS INFORMATION SERVICES L.L.C., a Delaware limited liability company (“EIS,” or the “Servicer”) and GOVERNMENT CONTRACT RECEIVABLES NOTE TRUST, a Delaware business trust, in its capacity as the Issuer (the “Issuer”).

This Agreement amends and restates in its entirety that certain Sale and Servicing Agreement, dated as of September 19, 2001, as amended by that certain First Amendment to Sale and Servicing Agreement, dated to be effective as of November 7, 2001, both by and among EDS, EIS (in its various capacities as stated therein) and the Issuer (the “Original Agreement”). Upon the effectiveness of this Agreement, the terms and provisions of the Original Agreement shall, subject to the provisions of this paragraph, be superseded in their entirety by this Agreement. Notwithstanding the amendment and restatement of the Original Agreement by this Agreement and the fact that this Agreement otherwise supersedes the Original Agreement, the amendment and restatement of the Original Agreement by this Agreement shall in no way affect the sale, transfer, conveyance and assignment of that part of the Contract Payments sold by the Sellers to the Issuer and the contribution and assignment of the remaining Contract Payments and EIS Equipment Rights by the Sellers to the Issuer as contemplated by the Original Agreement, which conveyances of the Sellers’ right, title and interest in the Contract Payments and EIS Equipment Rights as provided for in the Original Agreement shall remain absolute, irrevocable and unconditional and the Sellers shall not have any rights in the Contract Payments or EIS Equipment Rights except as may have been expressly reserved to the Sellers under the terms of the Contract Payments. For avoidance of doubt, the provisions relating to the sale of that part of the Contract Payments sold to the Issuer and the contribution of the remaining Contract Payments and EIS Equipment Rights to the Issuer as contemplated by the Agreement are repeated in this Agreement, but the repetition of those provisions herein shall not require any additional action on the part of either or both of the Sellers, the Issuer or the Servicer to make absolute, irrevocable and unconditional the sale of part of the Contract Payments and EIS Equipment Rights and the contribution of the remaining Contract Payments and EIS Equipment Rights to the Issuer that was contemplated by and accomplished pursuant to the Original Agreement. In addition, notwithstanding the amendment and restatement of the Original Agreement by this Agreement, each of the Sellers, the Servicer and the Issuer shall continue to be liable to each of the other parties to the Original Agreement under the terms of the Original Agreement for all unpaid amounts payable to any such party and all agreements to indemnify any party in connection with events or conditions arising or existing prior to the effective date of this Agreement. Upon the effectiveness of this Agreement, each reference to the Original Agreement in any other document, instrument or agreement shall mean and be a reference to this Agreement unless otherwise expressly provided. Nothing contained herein, unless expressly herein stated to the contrary, is intended to amend, modify or otherwise effect any other instrument, document or agreement executed and/or delivered in connection with the Original Agreement.

ARTICLE I

DEFINITIONS

Section 1.1. Definitions. Capitalized terms used herein and not otherwise defined herein are defined in Annex A to the Indenture, dated as of the date hereof, between the Issuer and U.S. Bank National Association, as successor in interest to State Street Bank and Trust Company, as the indenture trustee thereunder. Additionally, the following terms shall have the following meanings:

“Administrative Agent” means CSFB in its capacity as Administrative Agent under the Note Purchase Agreement and its successors and assigns in that capacity.

“Advance Date” means the date on which an Advance occurs.

“Assignment of Claims Acts” means, collectively, the Assignment of Claims Act, 31 U.S.C. §3727, the Assignment of Contracts Act, 41 U.S.C. §15, and 48 C.F.R. Subpart 32.8, each as amended from time to time and any successor statute or regulation thereto.

“Bank Revolver” means that certain Three Year Multi-Currency Revolving Credit Agreement, dated as of September 29, 2003, among EDS, Citibank North America, Inc., as administrative agent, Bank of America, N.A. and Citicorp North America, Inc., as Joint Syndication Agents, and the other lenders named therein.

“Change of Control” means either (i) the acquisition by any Person or any combination of a Person and its Affiliates of an aggregate of more than fifty percent (50%) of the total issued and outstanding shares of the voting stock of EDS or (ii) EIS ceases to be a wholly-owned subsidiary of EDS.

“Contract Payments” means any and all moneys due and to become due in connection with any and all payments to be made by the NMCI Contract Obligor pursuant to the NMCI Contract, all rights to each and every such payment, whether now existing or hereafter acquired, including all rights to each and every such payment that EIS may have acquired through EDS and all amounts received or receivable in respect thereof, and all other rights under the NMCI Contract relating to such payments (other than the rights of the NMCI Contract Obligor) and the rights thereto and any such rights that EIS may have acquired through EDS, including the rights (a) to claim for, demand payment of, collect, receive and receipt for any and all such payments as they shall become so due and payable and (b) to institute and prosecute such legal actions against the NMCI Contract Obligor as are permitted under applicable law to be instituted and prosecuted against the NMCI Contract Obligor to collect such payments and moneys. The Contract Payments shall not include any payments made by the NMCI Contract Obligor directly to first-tier small business subcontractors of EDS pursuant to the terms of Section 5.10 of the NMCI Contract, payments for the fulfillment by the Sellers of their obligations under the NMCI Contract to Persons other than the NMCI Contract Obligor, which payments are not made by the NMCI Contract Obligor, and payments made to EDS pursuant to the NMCI Contract by means of a Government-wide purchase card or credit card.

“Contract Payments Assignment” means the assignment of the Contract Payments to be made by EDS, individually and for and on behalf of EIS and the Other Subsidiaries, to assign the Contract Payments to the Issuer, which assignment shall be substantially in the form attached to this Agreement as Exhibit A.

“CSFB” means Credit Suisse First Boston, New York Branch.

“EIS Equipment Rights” has the meaning set forth in Section 2.1(a).

“Equipment Receivable Consideration” means an amount equal to the product of (i) the Product Cost of all items of Subject Equipment multiplied by (ii) 1.02; provided, however, that in no event shall the Equipment Receivable Consideration be determined by including in a calculation of any Equipment Receivable Consideration any Product

Cost for any Subject Equipment in relation to which any Advance has previously been made unless such Advance has been repaid in full by the Issuer. For the avoidance of doubt, it is understood and agreed that if the Servicer has designated to the Indenture Trustee, as contemplated by the definition of the term “Equipment Receivable” as set forth in the Note Purchase Agreement, an item of Subject Equipment as related to certain Task Order Specific Contract Payments as to which an Advance has been made, the Servicer shall not designate that item of Subject Equipment as related to any other Task Order Specific Contract Payments until such Advance has been repaid in full by the Issuer. For avoidance of doubt, it is understood and agreed by the parties hereto that items of Subject Equipment as to which Equipment Receivable Consideration may be calculated and as to which an Advance may relate shall include the items of Subject Equipment that are related to the infrastructure of the NMCI, e.g., servers, routers and other similar items of Subject Equipment that are required for the operation of the NMCI and are not necessarily related to a particular Task Order or used directly by any end-user of the NMCI, as well as those items of Subject Equipment that are identified in one or more Task Orders and that the Product Cost of the items of Subject Equipment underlying that Equipment Receivable shall include the Product Cost of that infrastructure equipment.

“FAR” means the Federal Acquisition Regulations, 48 C.F.R. §1.101 et seq., including the Defense Acquisition Regulations, 48 C.F.R. §232.101 et seq., as amended from time to time and any successor regulations thereto.

“FAS 140” means Statement of Financial Accounting Standards No. 140 as in effect from time to time.

“Financial Covenants” means Sections 7.16 through 7.18 of the Bank Revolver in the form in which such sections were included in the Bank Revolver at the time of its original execution and delivery by the parties thereto and without giving effect to any amendment, modification, supplement or permanent waiver of any such section of the Bank Revolver or the expiration or termination of the Bank Revolver, the text of which Sections 7.16 through 7.18 of the Bank Revolver, of all definitions set forth in the Bank Revolver of the capitalized terms used in Sections 7.16 through 7.18 of the Bank Revolver, and the definitions set forth in the Bank Revolver of the capitalized terms used in those definitions in the Bank Revolver is attached hereto as Schedule II.

“Financing Related Expenses” means the amounts payable pursuant to Section 8.4(b)(i), (ii), (iv) and (x) of the Indenture by the Indenture Trustee in any Collection Period.

“Indenture” means the Amended and Restated Indenture, dated as of October 22, 2003, between the Issuer and the Indenture Trustee.

“Indenture Trustee” means U.S. Bank National Association, a national banking association, successor in interest to State Street Bank and Trust Company, a Massachusetts trust company, and any successor trustee under the Indenture.

“Insurance Recoveries” means the proceeds of any claim against any insurance policy maintained by EDS or EIS with respect to the Subject Equipment.

“Invoice” means an invoice issued by EIS or EDS to the NMCI Contract Obligor pursuant to the NMCI Contract showing the required payment for some or all of the NMCI Deliverables rendered in a particular period.

“Issuer Contract Payments Assignment” means the assignment of the Contract Payments to be made between the Issuer and the Indenture Trustee to assign the Contract Payments to the Indenture Trustee, which assignment shall be substantially in the form attached to this Agreement as Exhibit B.

“Loss Recoveries” means the proceeds of any payment made by the NMCI Contract Obligor in connection with a claim made by EDS or EIS for compensation for any damage to or loss of any item or items of Subject Equipment, including as a result of any equitable adjustment made by the NMCI Contract Obligor with respect to the NMCI Contract as a result of any such damage or loss, which equitable adjustment results in a payment by the NMCI Contract Obligor other than by means of an adjustment to the amount of the part of the Contract Payments made monthly by the NMCI Contract Obligor.

“Material Adverse Effect” means any set of circumstances or events that would reasonably be expected to (i) have, as to a Seller, a material adverse effect upon the validity or enforceability of this Agreement or the NMCI Contract, (ii) be material and adverse to the financial condition of EDS and its subsidiaries or EIS and its subsidiaries taken as a whole, (iii) materially impair the ability of EDS or EIS to fulfill its obligations under the terms and conditions of this Agreement or of EDS or EIS to fulfill its obligations under the terms and conditions of the NMCI Contract or (iv) cause a Termination Event, an unmatured Termination Event, Default or Event of Default.

“NMCI” means the Navy-Marine Corps Intranet, i.e., the computer network maintained for and on behalf of the United States Navy, the United States Marine Corps and certain other Persons, including certain support contractors providing services to the United States Navy or the United States Marine Corps.

“NMCI Contract” means Contract No. N00024-00-D-6000, dated 6 October 2000, between the NMCI Contract Obligor and EDS.

“NMCI Contract Obligor” means the federal government of the United States of America, acting through the Department of the Navy, which is acting through its Space and Naval Warfare Systems Command or any other command or group within the United States Department of Defense or the Department of the Navy succeeding to the position of the Space and Naval Warfare Systems Command under the NMCI Contract.

“NMCI Deliverables” means the performance by EDS and/or EIS of its obligations under the NMCI Contract for the NMCI Contract Obligor pursuant to one or more Task Orders issued by the NMCI Contract Obligor pursuant to the NMCI Contract.

“Note Purchase Agreement” means the Amended and Restated Note Purchase Agreement, dated as of October 22, 2003, among the Issuer, the Servicer, the Indenture Trustee, the Conduit Purchasers (as defined therein), the Committed Purchasers (as defined therein), the Managing Agents (as defined therein), the Alternate Transferees (as defined therein) and CSFB, as agent for the Managing Agents.

“Notices of Assignment” means the Notices of Assignment provided to the NMCI Contract Obligor to notify the NMCI Contract Obligor of the assignments of the Contract Payments pursuant to the Contract Payments Assignment and the Issuer Contract Payments Assignment.

“Other Subsidiaries” means EDS Properties Corporation, a Delaware corporation, EDS Resource Management Corporation, a Delaware corporation, EDS Technologies Corporation, a Delaware corporation, EDS Technologies Operations L.L.C., a Delaware limited liability company, and EDS Technologies Services L.P., a Delaware limited partnership.

“Perfection Representations” means the representations, warranties and covenants set forth in Schedule I attached to this Agreement.

“Permitted Liens” means any Liens permitted to exist and encumber any of the Trust Assets pursuant to Section 2.6(i).

“Product Cost” means, with respect to items of Subject Equipment, the invoiced acquisition cost (including any sales tax and other additional charges) of those items of Subject Equipment.

“Relevant UCC” means the Uniform Commercial Code as adopted and in effect from time to time in the jurisdiction whose laws are relevant for a particular purpose hereunder or in connection with the transactions contemplated hereby.

“Repurchase Assets” means the Task Order Specific Contract Payments that the Sellers are required to repurchase pursuant to Section 2.7(a) or (b).

“Repurchase Price” means, for any Repurchase Asset, an amount equal to the sum of (i) the aggregate Unamortized Equipment Receivable Balance as to the Equipment Receivables that form part of the Task Order Specific Contract Payments that themselves form all or part of that Repurchase Asset at the date of the repurchase of the Repurchase Asset, (ii) the accrued and unpaid interest under the Notes properly allocable to a portion of the Outstanding Amount equal to the amount in the immediately preceding clause (i) that is accrued and unpaid through the date immediately preceding the date on which the repurchase of such Repurchase Asset occurs, (iii) the accrued and unpaid amount of any Liquidity Fee payable pursuant to the Transaction Documents that is properly allocable to (1) that part of the Maximum Amount at the date of determination that is the same proportion of that Maximum Amount at the date of determination as the amount in the immediately preceding clause (i) is of the portion of the Outstanding Amount referred to in the immediately preceding clause (ii) and (2) without duplication, that part of the aggregate Outstanding Principal Balance of the Notes relating to all Terminating Ownership Groups at the date of determination that is the same proportion of aggregate Outstanding Principal Balance of the Notes relating to all Terminating Ownership Groups at the date of determination as the amount in the immediately preceding clause (i) is of the portion of the Outstanding Amount referred to in the immediately preceding clause (ii), (iv) a portion of the Financing Related Expenses owing by the Issuer at the date on which the repurchase of that Repurchase Asset is consummated that represents the same proportion of all such Financing Related Expenses that the amount in clause (i) of this definition represents of the Outstanding Amount at that date and (v), without duplication of any other amount payable as a part of the Financing Related Expenses, any Additional Amounts relating to that Repurchase Asset.

“Reserved Rights” means any and all rights of either or both of the Sellers arising under the NMCI Contract, but in any event excluding the Contract Payments.

“Securitization Transfer Price” has the meaning set forth in the Note Purchase Agreement.

“Sellers” means EDS and EIS.

“Subject Equipment” means the computer, telecommunications and video conferencing hardware and other equipment acquired by either EDS or EIS (other than equipment, if any, acquired by EDS or EIS from the NMCI Contract Obligor pursuant to the NMCI Contract) to fulfill EDS’ and/or EIS’ obligations pursuant to the NMCI Contract, including its obligation to provide certain equipment, including the Subject Equipment, to the NMCI Contract Obligor; provided, however, that the Subject Equipment shall not include any computer, telecommunications and video conferencing hardware and other equipment that is leased, whether pursuant to an operating lease or a capital lease, or acquired pursuant to a conditional sale contract by either EDS or EIS to fulfill EDS’s and/or EIS’s obligations pursuant to the NMCI Contract; provided that in no event shall any such arrangement result in any third party leasing or selling such equipment to EDS or EIS being entitled to any interest, whether in the nature of a Lien or otherwise, in the Contract Payments or any part thereof. For avoidance of doubt, it is understood and agreed by the parties that the Subject Equipment includes the items of Subject Equipment that are related to the infrastructure of the NMCI, e.g., servers, routers and other similar items of Subject Equipment that are required for the operation of the NMCI but are not necessarily related to a particular Task Order or used directly by any end-user of the NMCI, as well as those items of computer, telecommunications and video conferencing hardware and other equipment that are specifically identified in any particular Task Order or Task Orders.

“Task Order” means a task order issued by the NMCI Contract Obligor pursuant to the NMCI Contract pursuant to which the NMCI Contract Obligor orders particular NMCI Deliverables from one or both of the Sellers.

“Task Order Specific Contract Payments” means that portion of the Contract Payments, the rights to which arise as a result of and attributable to the occurrence of all of (i) the issuance of a particular Task Order by the NMCI Contract Obligor (which Task Order shall be deemed for purposes of this Agreement and the other Transaction Documents to be renewed or continued in effect upon the issuance of Task Orders for the same deliverables covered by that Task Order for each of the remaining years in the base term of the NMCI Contract (assuming the base term of the NMCI Contract is not extended so as to expire on a date after September 30, 2007), (ii) the commencement of the delivery of NMCI Deliverables by EDS and/or EIS in fulfillment of that Task Order and (iii) the issuance of the initial Invoice by EIS or EDS in connection with the commencement of the delivery of NMCI Deliverables by EDS or EIS in fulfillment of that Task Order.

“Taxes” means all taxes, assessments, fees, levies, imports, duties, deductions, withholding or other charges of any nature whatsoever from time to time or at any time imposed by any Requirement of Law.

“Termination Event” means:

(a) any representation or warranty of EDS or EIS in any Transaction Document shall prove to be inaccurate in any material respect and such inaccuracy shall continue for a period of the longer of (i) 20 days and (ii) until the next Determination Date after the earlier of (x) the date on which written notice of such inaccuracy, requiring the same to be remedied, shall have been given to EDS or EIS, as the case may be, and (y) the date on which EDS or EIS, as the case may be, becomes aware of the inaccuracy;

(b) EDS, in its capacity as a Seller, or EIS, in its capacity as a Seller or the Servicer, fails to make any payment that it is required to make pursuant to the terms of this Agreement or any other Transaction Document;

(c) EDS, in its capacity as a Seller, or EIS, in its capacity as a Seller or the Servicer, fails to perform or observe its covenant in Section 4.2;

(d) EDS or EIS fails to perform or observe any material covenant or agreement of the Transaction Documents to be performed or observed by it and such failure shall continue for a period of the longer of (i) 20 days and (ii) until the next Determination Date after the earlier of (x) the date on which written notice of such failure, requiring the same to be remedied, shall have been given to EDS or EIS, as the case may be, and (y) the date on which EDS or EIS, as the case may be, becomes aware of the failure;

(e) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of EDS or EIS in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect a receiver, conservator, liquidator, assignee, custodian, trustee, sequestrator or similar official for it or ordering the winding-up or liquidation of its affairs, and such decree or order shall remain unstayed and in effect for a period of 90 consecutive days;

(f) the commencement by EDS or EIS of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by it to the entry of an order for relief in an involuntary case under any such law, or the consent by it to the appointment under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect a receiver, conservator, liquidator, assignee, custodian, trustee, sequestrator or similar official for it, or the making by it of any general assignment for the benefit of its creditors, or the failure by it generally to pay, or the admission in writing by it of its inability to pay, its debts as such debts become due, or the taking of action by it with respect to any such action as to itself in furtherance of the foregoing;

(g) an Event of Default shall have occurred;

(h) EDS or EIS fails to perform its obligations under the NMCI Contract, which failure has resulted in the receipt by EDS or EIS of a notice from the NMCI Contract Obligor that the NMCI Contract is being terminated for cause;

(i) the Servicer fails to perform or observe any of its material covenants or agreements in its capacity as the servicer of the Contract Payments in any of the Transaction Documents and such failure shall continue for a period of the longer of (i) 20 days and (ii) until the next Determination Date after the earlier of (x) the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer and (y) the date on which the Servicer becomes aware of the failure;

(j) any representation or warranty of the Servicer in any Transaction Document shall prove to be inaccurate in any material respect and such inaccuracy shall continue for a period of the longer of (i) 20 days and (ii) until the next Determination Date after the earlier of (x) the date on which written notice of such inaccuracy, requiring the same to be remedied, shall have been given to EDS or EIS, as the case may be, and (y) the date on which the Servicer becomes aware of the inaccuracy;

(k) EDS or EIS shall default in the due and punctual payment of the principal of or the interest on any Debt, which Debt is in excess of $50,000,000 in aggregate principal amount, secured or unsecured, or in the due performance or observance of any covenant or condition of any indenture or other agreement executed in connection therewith, and as a consequence thereof such Debt shall be declared to be due and payable or required to be repaid prior to its stated maturity (other than by a regularly scheduled required prepayment). For purposes of this subparagraph (k), the term “Debt” shall mean all obligations, contingent or otherwise, which in accordance with GAAP should be classified upon EDS’ or EIS’ balance sheet as liabilities, but in any event including liabilities secured by any Lien existing on property owned or acquired by EDS, EIS or a Subsidiary thereof (whether or not the liability secured thereby shall have been assumed), obligations which have been or under GAAP should be capitalized for financial reporting purposes, obligations under acceptance facilities and reimbursement obligations and all guarantees, endorsements, and other contingent obligations with respect to Debt of others, including, but not limited to, any obligations to acquire any such Debt, to purchase, sell or furnish property or services primarily for the purpose of enabling such other Person to make payment of any of such Debt, or to otherwise assure the owner of any of such Debt against loss with respect thereto and shall include the amount of the obligations of Legacy Receivables LLC, a Delaware limited liability company (“Legacy”) owing from time to time with respect to the receivables securitization facility evidenced and governed by that certain Receivables Purchase Agreement, dated as of December 27, 2002, among Legacy, CIESCO L.P., Corporate Asset Funding Company, Inc., Citibank, N.A., Citicorp North America, Inc., EDS and EIS, and the Purchase and Contribution Agreement, dated as of December 27, 2002, between Legacy and EIS and any other securitization of contract receivables similar to such receivables securitization facility or the receivables securitization facility contemplated by the Transaction Documents;

(l) any material adverse change in the operations of EDS or EIS or any other event, which in either such case materially adversely affects its ability to perform its duties under the Transaction Documents, shall have occurred;

(m) EDS fails to be in compliance with the Financial Covenants;

(n) EDS fails to be in compliance with the Level 2 Delinquency Ratio Test; or

(o) EDS or EIS voluntarily terminates or rejects the NMCI Contract.

“Trust Assets” means the Contract Payments, all moneys and other property credited to the Operations Account, all moneys and other property credited to the Operations Account, all EIS Equipment Rights, all other property of the Issuer and the rights and interests of the Issuer under or arising out of the Transaction Documents.

Section 1.2. Other Definitional Provisions. All terms defined directly or by reference in this Agreement shall have the defined meanings when used in any certificate or other document delivered pursuant hereto unless otherwise defined therein. For purposes of this Agreement and all such certificates and other documents, unless the context otherwise requires: (a) any accounting term not otherwise defined in this Agreement, and any accounting term partly defined in this Agreement to the extent not defined, shall have the meaning given to that term under generally accepted accounting principles; (b) terms defined in Article 9 of the UCC as in effect in the State of Texas from time to time and not otherwise defined in this Agreement are used as defined in that Article; (c) references to any amount as on deposit or outstanding on any particular date means such amount at the close of business on such day; (d) the words “hereof,” “herein” and “hereunder” and words of similar import refer to this Agreement (or the certificate or other document in which they are used) as a whole and not to any particular provision of this Agreement (or such certificate or document); (e) unless otherwise expressly noted herein, references to any Article, Section, Schedule or Exhibit are references to Articles, Sections, Schedules and Exhibits in or to this Agreement (or the certificate or other document in which the reference is made), and references to any paragraph, section, subsection, clause or other subdivision within any Section or definition refer to such paragraph, section, subsection, clause or other subdivision of such Section or definition; (f) the term “including” means “including without limitation” and is not intended to be exclusive in its meaning; (g) references to any law or regulation refer to that law or regulation as amended from time to time and include any successor law or regulation; (h) references to any Person include that Person’s successors and assigns; (i) headings are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof; (j) the singular number includes the plural numbers and vice versa; (k) reference to any gender includes a reference to the other gender; and (l) references to any agreement refer to that agreement as it may be amended, renewed, amended and restated, supplemented or otherwise modified in accordance with its terms.

ARTICLE II

CONVEYANCE OF CONTRACT PAYMENTS

Section 2.1. Purchase and Sale and Contribution of Contract Payments.

(a) Sale and Contribution of Contract Payments. On the terms and subject to the conditions set forth in this Agreement, the Sellers shall sell to the Issuer, and, to the extent not sold pursuant to the Contract Payments Assignment, each Seller does hereby absolutely, unconditionally and irrevocably sell, assign, transfer and convey, and the Issuer shall purchase from the Sellers, and, to the extent not sold pursuant to the Contract Payments Assignment, the Issuer does hereby purchase, effective as of the date hereof, all right, title and interest of the Sellers in all of the Equipment Receivables, whether such Equipment Receivables are now existing or hereafter created, for a purchase price equal to the aggregate of the Equipment Receivable Consideration for all items of Subject Equipment that are now existing or are hereafter acquired by the Sellers; provided, however, that to the extent the aggregate of all Equipment Receivable Consideration is in excess of the aggregate amount of all Advances made to the Issuer, all of the Sellers’ right, title and interest in the portion of the Equipment Receivables equal in amount to the amount of that excess shall be deemed to be a part of the Contract Payments contributed by the Sellers to the Issuer as contemplated below (which in the case of a contribution by EDS shall be deemed first to be a contribution to EIS, which in turn makes such contribution to the Issuer). In addition, the Sellers hereby agree to contribute effective as of the date hereof and, to the extent not sold pursuant to the Contract Payments Assignment, each Seller does hereby absolutely, unconditionally and irrevocably contribute to the capital of the Issuer (which in the case of a contribution by EDS shall be deemed first to be a contribution to EIS, which in turn makes such contribution to the Issuer) (i) all right, title and interest in the Contract Payments, whether such Contract Payments are now existing or hereafter created, other than the part thereof that is the Equipment Receivables, whether now existing or hereafter created, sold to the Issuer by the Sellers as set forth above and (ii) all right, title and interest of the Sellers in, and such rights and powers held by the Sellers in and over, the Subject Equipment of the type contemplated by Section 9.203 of the Uniform Commercial Code as in effect in the State of Texas on the date hereof, necessary to permit the Issuer to transfer rights in the Subject Equipment and grant a security interest in the Subject Equipment to the Indenture Trustee (the “EIS Equipment Rights”) to secure repayment of any and all of the Obligations pursuant to the terms and subject to the conditions of the Indenture, which security interest in the Subject Equipment shall be and is subject to the option of the NMCI Contract Obligor to purchase the Subject Equipment or any part thereof set forth in Section 1.2.2 of the NMCI Contract. The contribution by the Sellers of the right, title and interest in the Contract Payments and of the EIS Equipment Rights shall be made as set forth in Section 2.2. The parties agree that EIS shall at all times be the owner of all of the outstanding equity ownership interests in the Issuer.

(b) Appointment of EDS as Agent. In connection with its sale of its right, title and interest in a portion of Equipment Receivables to the Issuer and its contribution of its right, title and interest in the other Contract Payments to the Issuer in accordance with Section 2.1(a), EIS agrees to appoint EDS as its agent and grant to EDS a power of attorney to act for EIS in connection with the assignment of the Contract Payments, including the Equipment Receivables, to the Issuer. EIS shall appoint EDS as its agent and grant such power of attorney by executing and delivering an agency agreement in the form attached hereto as Exhibit C.

(c) Assignment of the Contract Payments and Other Rights by the Issuer. In connection with the financing of the acquisition of Subject Equipment, the Issuer, pursuant to the terms of the Indenture, shall transfer and convey all right, title and interest in the Contract Payments to the Indenture Trustee, which transfer and conveyance shall be made as set forth in Section 2.2.

(d) Payment of Equipment Receivable Consideration. Effective as of the date hereof, concurrently with the sale by EDS to the Issuer of EDS’ right, title and interest in the Equipment Receivables pursuant to Section 2.1(a) above, EDS has contributed to the capital of EIS EDS’ right, title and interest in the Equipment Receivable Consideration, whether payable on the Funding Date or thereafter. To evidence such contribution of EDS’s rights to payment of any and all Equipment Receivable Consideration, EDS shall execute and deliver to EIS an assignment in the form attached hereto as Exhibit D. EDS agrees that EIS shall be paid, and hereby instructs the Issuer to pay to EIS, the aggregate amount of all of the Equipment

Receivable Consideration otherwise payable to EDS in respect of the Equipment Receivables as such amounts become payable. The Equipment Receivable Consideration for each Equipment Receivable shall be paid as follows. Immediately after receiving the proceeds of the Advances from the Managing Agents pursuant to the Note Purchase Agreement on any single Advance Date, the Issuer shall pay to EIS an amount in cash equal to the portion of the Equipment Receivable Consideration to which such Advance relates. Notwithstanding any other provision herein, all Equipment Receivables (except that portion of the Equipment Receivables deemed to be a part of the Contract Payments contributed to the Issuer in accordance with the proviso in the first sentence of Section 2.1(a)) whether now existing or hereafter arising, are absolutely, unconditionally and irrevocably sold, assigned, transferred and conveyed to the Issuer, and the remaining Contract Payments, whether now existing or hereafter arising, are absolutely, unconditionally and irrevocably contributed, assigned, transferred and conveyed to the Issuer, effective on the date hereof, without regard to when and whether the Equipment Receivable Consideration for the Equipment Receivable is actually received by EIS.

(e) No Rights in NMCI Contract Conveyed. The parties hereto agree that neither any sale of the Equipment Receivables nor any contribution of the remaining Contract Payments by the Sellers to the Issuer shall:

(i) give the Issuer any right, title or interest in or to the Reserved Rights;

(ii) make the Issuer a party to the NMCI Contract; or

(iii) result in the Issuer having any right to assign or transfer the Contract Payments, any part thereof or any interest therein except to the Indenture Trustee as contemplated by the Transaction Documents and herein.

(f) Certification as to Contract Payments. At least three Business Days prior to the date of any Advance (or, in the case of the Advance on the Funding Date, by no later than 9:00 a.m., New York City time on the date of such Advance), with respect to the Task Order Specific Contract Payments existing as of that date, one or both of the Sellers will deliver to the Issuer, the Servicer, the Indenture Trustee, each Managing Agent and the Administrative Agent a computer file containing a true and complete schedule that lists or describes, as the case may be, (i) the EDS purchase order number applicable for the item or items of Subject Equipment to which the Advance relates; (ii) the name or names of the vendor or vendors of the item or items of Subject Equipment to which the Advance relates; (iii) the vendor invoice numbers and dates relating to the item or items of Subject Equipment to which the Advance relates; (iv) the manufacturer tag, serial or identification number or numbers relating to the item or items of Subject Equipment to which the Advance relates; (v) the product make(s) or model(s) of the item or items of Subject Equipment to which the Advance relates; (vi) the unit cost or unit costs of the item or items of Subject Equipment to which the Advance relates; (vii) the aggregate cost in dollars for all such items of Subject Equipment; and (viii) the length of the Amortization Period or Amortization Periods for the item or items of Subject Equipment to which the Advance relates and for each such Amortization Period, the aggregate cost of that item or those items of Subject Equipment that are designated as having that Amortization Period (it being understood that a designation of the Amortization Period on an item by item of Subject Equipment basis is not required to be included in such file), none of which Amortization Periods shall, in any event, extend beyond April 20, 2007. The parties agree that the Indenture Trustee shall have no duties or obligations of any kind concerning any of these computer files, except to maintain the information in such computer files as confidential.

Section 2.2. Conveyance of Contract Payments. In connection with the sale of a portion of the Equipment Receivables by the Sellers to the Issuer and the direct or indirect contribution of the remaining Contract Payments by the Sellers to the Issuer as contemplated by Section 2.1(a), the Sellers, jointly and severally, agree to and, to the extent not assigned pursuant to the Contract Payments Assignment, the Sellers do hereby, effective as of the date hereof, transfer, assign, set over and otherwise convey to the Issuer, absolutely, irrevocably and unconditionally without recourse, except as provided herein, all right, title and interest in, to and under such Contract Payments. To effect that conveyance to the extent as set forth therein, EDS, for itself and as agent for EIS and the Other Subsidiaries, has executed and delivered to the Issuer, the Contract Payments Assignment. Each of the Sellers hereby represents, warrants and agrees that the Other Subsidiaries have no interest in or rights under the NMCI Contract and have been referenced in the Contract Payments Assignment solely to satisfy the requirements of the NMCI Contract Obligor as to the form of the Contract Payments Assignment. The Issuer agrees to transfer, assign, set over and otherwise convey to the Indenture Trustee in accordance with the terms of the Indenture, all right, title and interest in, to and under the Contract Payments and the EIS Equipment Rights effective immediately after consummation of the assignment of the Contract Payments to the Issuer by the Sellers. To effect that conveyance, the Issuer shall execute and deliver to the Indenture Trustee, the Issuer Contract Payments Assignment. Upon the execution and delivery of the Contract Payments Assignment, the Indenture and the Issuer Contract Payment Assignment, the Issuer shall give, and shall request the Indenture Trustee to give, if such notice has not previously been given, the NMCI Contract Obligor notice of the absolute and unconditional assignment of the Contract Payments to the Issuer and the assignment of the Contract Payments to the Indenture Trustee in accordance with the terms of the Assignment of Claims Acts and obtain from the NMCI Contract Obligor, if not already obtained, its acknowledgement of, assent to and recognition of that absolute and unconditional assignment of the Contract Payments to the Issuer and the assignment of the Contract Payments to the Indenture Trustee; provided, that such assignments of the Contract Payments shall not result in any derogation of any of the provisions of the Transaction Documents. The Sellers hereby contribute to the capital of the Issuer (which in the case of the contribution by EDS shall be deemed first to be a contribution to EIS, which in turn makes such contribution to the Issuer) and assign, convey and grant the EIS Equipment Rights to the Issuer, which contribution, assignment, conveyance and grant shall be effective simultaneously with the assignment by the Sellers of all right, title and interest in the Contract Payments to the Issuer.

Each of the Sellers, as well as the Issuer, intends that the conveyance of the Contract Payments is a true sale and contribution and that the Issuer shall have absolute and irrevocable title to the Contract Payments and the interests in the Subject Equipment with the full risks and benefits of ownership in the Contract Payments being vested in the Issuer. In the remote and unlikely event that a court of competent jurisdiction shall determine that the arrangements with respect to the Contract Payments under this Agreement constitute a loan and not a sale of such Contract Payments by the Sellers to the Issuer, the parties hereto intend that this Agreement shall constitute a security agreement under applicable law, and that, upon the filing of the financing statements described in this Section 2.2, each Seller shall be deemed to have granted to the Issuer and hereby grants a first priority (except to the extent that such Trust Assets are subject to the Permitted Liens) perfected security interest in all right, title and interest in, to and under the Contract Payments, other Trust Assets and the right, title and interest of each Seller in the Subject Equipment, whether owned on the date hereof or thereafter acquired, and all money, accounts, general intangibles, payment intangibles, chattel paper, instruments, documents, investment property, deposit accounts, consisting of, arising from or related to the Contract Payments and other Trust Assets, to secure each Seller’s obligations hereunder.

In connection with the foregoing and as a precautionary matter, each Seller agrees to execute and, on or prior to the execution and delivery of this Agreement and at its own expense, file one or more financing statements with respect to the Contract Payments and other Trust Assets showing the Issuer as the secured party. Those financing statements shall meet the requirements of applicable state law, and the Sellers shall file those financing statements as to the Contract Payments and other Trust Assets only with appropriate governmental authorities in such jurisdictions as are necessary to perfect and protect any ownership or security interest of the Issuer in the Contract Payments and other Trust Assets under the Relevant UCC against all creditors of, and purchasers from, the Sellers, and to deliver either the originals of such financing statements or a file-stamped copy of such financing statements or other evidence of such filings to the Issuer on or prior to the date of execution of this Agreement.

The foregoing provisions do not constitute and are not intended to result in the creation or assumption by the Issuer, the Indenture Trustee or any Noteholder of any obligation of EDS or EIS or any other Person under the NMCI Contract or any Task Order or under any agreement or instrument relating thereto, including any obligation to the NMCI Contract Obligor.

Each of the Sellers, the Servicer and the Issuer acknowledges that the Issuer has executed a certain Release effective as of September 20, 2001 (the “Release”) which states that the Issuer releases the NMCI Contract Obligor from its obligations to pay to the Issuer moneys due or to become due under the NMCI Contract arising as a result of the Contract Payments Assignment and stating that all such moneys should be paid to the Indenture Trustee pursuant to the terms of the Issuer Contract Payments Assignment. Each of the parties hereto hereby agrees, for the benefit of the other parties hereto and for the express benefit of the Administrative Agent, each Managing Agent, the Indenture Trustee and each of the Noteholders, as assignees and third-party beneficiaries hereof, that the Release was made solely for the purpose of ensuring that the NMCI Contract Obligor would not be required, after the effective date of the Issuer Contract Payments Assignment, to pay both the Issuer and the Indenture Trustee as a result of the existence of both the Contract Payments Assignment and the Issuer Contract Payments Assignment, and that (i) the Issuer is the sole and absolute owner of the Contract Payments and the Indenture Trustee holds a valid, perfected lien and security interest in the Contract Payments and (ii) to the extent any Government Authority shall determine in any Proceeding that any party hereto may have any right, title or interest in the Contract Payments which is inconsistent with the interests as described in clause (i) next above or otherwise in accordance with the Transaction Documents, then such party hereby absolutely, irrevocably and unconditionally assigns, conveys and sets over unto the Indenture Trustee such right, title and interest as further security for the Obligations and agrees that such right, title and interest shall be deemed a part of the Trust Assets for all purposes under the Transaction Documents.

Section 2.3. Acceptance by the Issuer. Upon execution of the Contract Payments Assignment and the request of the Sellers, the Issuer shall execute a notice of acceptance in a form reasonably satisfactory to the Sellers, accepting the Contract Payments conveyed to the Issuer by the Sellers. Effective as of the date hereof, the Sellers and the Issuer agree and understand that the transfer of the Contract Payments by the Sellers to the Issuer is absolute, irrevocable and unconditional, although such property is subject to the repurchase obligations, options and other rights and obligations of the parties with respect to such property set forth in the Transaction Documents. The conveyance of the Contract Payments is, and will continue to be, booked, filed, reported and disclosed as a contribution and sale for accounting and all other purposes.

Section 2.4. Representations and Warranties of each Seller. Each Seller hereby represents and warrants as to itself that, as of the Funding Date:

(a) Corporate Existence and Authority. That Seller (i) is duly organized, validly existing, and in good standing under the laws of its jurisdiction of organization, (ii) is duly qualified to transact business and in good standing in each jurisdiction where the failure to be so qualified would have a Material Adverse Effect, and (iii) has all requisite power and authority (x) to own its assets and to carry on the business in which it is engaged, and (y) to execute, deliver and perform its obligations under the Transaction Documents to which it is a party and the NMCI Contract.

(b) Licenses. That Seller has obtained all necessary licenses and approvals as required under federal and state law, in each case, where the failure to be so licensed or approved, could reasonably be expected materially and adversely to affect its ability to comply with the terms of the Transaction Documents to which it is a party or the NMCI Contract.

(c) Corporate Action; Binding Obligation. The execution and delivery by that Seller of this Agreement and by EDS of the NMCI Contract have been duly authorized and approved by all necessary corporate action on its part. This Agreement shall remain an official record of that Seller. The NMCI Contract constitutes that Seller’s legal, valid, and binding obligation, enforceable against it in accordance with its terms except as the enforceability thereof may be limited by the Bankruptcy Code of the United States on any other applicable domestic or foreign liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, reorganization, fraudulent transfer or conveyance laws, suspension of payments or similar laws from time to time in effect affecting the rights of creditors generally and except as such enforceability may be limited by general principles of equity (whether considered in a proceeding at law or in equity) and the NMCI Contract Obligor’s obligations arising under the NMCI Contract have not been released under the Release or otherwise. Upon the execution by EDS thereof, individually and for and on behalf of EIS, the Contract Payments Assignment will constitute each Seller’s legal, valid and binding obligation enforceable against each Seller in accordance with its terms as the enforceability thereof may be limited by the Bankruptcy Code of the United States on any other applicable domestic or foreign liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, reorganization, fraudulent transfer or conveyance laws, suspension of payments or similar laws from time to time in effect affecting the rights of creditors generally and except as such enforceability may be limited by general principles of equity (whether considered in a proceeding at law or in equity).

(d) No Violation; No Conflict. That Seller is not, nor will the execution, delivery, and the performance of and compliance with the terms of the Transaction Documents to which it is a party or the NMCI Contract cause it to be, in violation of any Requirements of Law applicable to it, other than such violations which could not, individually or collectively, cause a Material Adverse Effect. The execution, delivery, and the performance of and compliance with the terms of this Agreement by that Seller and the NMCI Contract are not inconsistent with, and will not conflict with or result in any breach of, or constitute a default under any indenture, mortgage, lease, deed of trust, agreement, contract, or instrument to which it is a party or by which it or any of its property or assets is bound or to which it is subject which would result in any Material Adverse Effect.

(e) No Proceedings. No proceedings or investigations are pending or, to the best knowledge of that Seller, have been threatened against it, before any court, regulatory body, administrative agency, or other tribunal or government instrumentality (i) asserting the invalidity of this Agreement or the NMCI Contract, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or the performance by it of its obligations under the NMCI Contract, (iii) seeking any determination or ruling that, in its reasonable judgment, would materially and adversely affect its performance of its obligations under this Agreement or, if EDS is the Seller making this representation, the NMCI Contract, (iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Agreement or, if EDS is the Seller making this representation, of the NMCI Contract or (v) seeking to impose federal income taxes on the Issuer (other than as a wholly-owned, indirect subsidiary of EDS).

(f) All Consents Required. All approvals, authorizations, consents, orders or other actions of any Person or of any Governmental Authority required in connection with the execution and delivery by that Seller of this Agreement and of the NMCI Contract, its consummation of the transactions contemplated by this Agreement, and its performance of its obligations under this Agreement and the NMCI Contract, have been obtained, except to the extent that the acknowledgement by the NMCI Contract Obligor of the Notices of Assignment to be given after the time of the execution and delivery of the Contract Payments Assignment shall be deemed to constitute such an approval, authorization, consent, order or other action of a Governmental Authority.

(g) Solvency. That Seller is “solvent” and is not “insolvent” (as such terms may be interpreted under Requirements of Law), and the transactions under this Agreement do not and will not render that Seller insolvent, nor have such transactions been entered into in contemplation of its insolvency or while that Seller is insolvent.

(h) Taxes. To the best of that Seller’s knowledge, all of its tax returns and reports to be filed have been filed, and all Taxes imposed upon it which are due and payable have been paid, other than Taxes being contested in good faith and for which reserves have been established to the extent required by GAAP.

(i) No Termination Event. No Termination Event has occurred and is continuing.

(j) EDS Subsidiaries Not Party to NMCI Contract. Neither EIS nor any of the Other Subsidiaries is a party to the NMCI Contract. None of the Other Subsidiaries has any rights under or pursuant to the NMCI Contract, including with respect to any of the Contract Payments.

The representations and warranties set forth in this Section 2.4 shall survive the transfer of any of the Trust Assets to the Issuer. Upon discovery by a Seller, the Servicer or the Owner Trustee of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the other parties to this Agreement and to the Indenture Trustee, each Managing Agent and the Administrative Agent. Each Seller

hereby represents and warrants that its representations and warranties set forth in this Section 2.4 will be true and correct as of any Advance Date.

Section 2.5. Representations and Warranties of the Sellers Relating to this Agreement and the Contract Payments.

(a) Binding Obligation of the Seller. Each Seller hereby represents and warrants to the Issuer that, as of the date hereof, the Funding Date and as of each Advance Date, this Agreement constitutes and will constitute its legal, valid, and binding obligation, enforceable against it in accordance with this Agreement’s terms, except as such enforceability may be limited by the United States Bankruptcy Code, Title 11 of the United States Code, on any other applicable domestic or foreign liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, reorganization, fraudulent transfer or conveyance laws, suspension of payments or similar laws from time to time in effect affecting the rights of creditors generally and except as such enforceability may be limited by general principles of equity (whether considered in a proceeding at law or in equity).

(b) Validity of Transfer. Each Seller hereby represents and warrants to the Issuer that, as of the date hereof, the Funding Date and as of each Advance Date, the Contract Payments Assignment constitutes and will constitute a valid transfer of all rights and interests of each Seller in, to and under the Contract Payments, which transfer is absolute, unconditional and irrevocable, although such property is subject to the repurchase obligations, options and other rights and obligations of the parties with respect to such property set forth in the Transaction Documents, and that such property will be held by the Issuer free and clear of any Lien of any Person claiming through or under that Seller or its Affiliates, except for (x) Permitted Liens and (y) the interests of the Indenture Trustee and the Noteholders.

(c) Eligibility of Contract Payments. Each Seller hereby represents and warrants to the Issuer that as of each Advance Date: (i) the Task Order Specific Contract Payments constituting the Gross Asset Balance as of that day are Eligible Assets, (ii) all of the Task Order Specific Contract Payments in existence on that day have been transferred to the Issuer free and clear of any Lien of any Person (other than Permitted Liens, the interests of the Indenture Trustee and the Noteholders) and in compliance, in all material respects, with all Requirements of Law applicable to that Seller or in a transaction as to which the application of any Requirement of Law not complied with will have been waived by a Person with the power to waive such Requirement of Law, (iii) with respect to all of the Task Order Specific Contract Payments in existence on such date, all consents, licenses, approvals or authorizations of or registrations or declarations with any Governmental Authority required to be obtained, effected or given by that Seller in connection with the transfer of such Task Order Specific Contract Payments to the Issuer have been duly obtained, effected or given and are in full force and effect, (iv) the Issuer holds good and marketable title to such Task Order Specific Contract Payments, free of all Liens except Permitted Liens and no release thereof has occurred pursuant to the Release or otherwise; (v) no impairment of the rights of the Indenture Trustee, as assignee of the Contract Payments, to receive payments of moneys pursuant to the Contract Payments, except any such impairment arising out of rights of set-off that may not be waived (so long as such impairment arising from such non-waivable rights of set-off results in a Dilution), will be in existence on such day; (vi) the assignment of the Contract Payments under the NMCI Contract complies in all respects with the Federal

Assignment of Claims Acts or the NMCI Contract Obligor will have waived compliance with the Federal Assignment of Claims Acts with respect to the assignment of the Contract Payments pursuant to the Contract Payments Assignment; (vii) the NMCI Contract was entered into by the parties in compliance with all applicable federal and state laws; and (viii) the representations and warranties set forth in Section 2.5(a) and (b) will be true and correct with respect to the Task Order Specific Contract Payments transferred on such day as if made on such day.

(d) Notice of Breach. The representations and warranties set forth in this Section 2.5 shall survive the transfer of any and all Contract Payments to the Issuer. Upon discovery by a Seller of a breach of any of the foregoing representations and warranties, that Seller shall give prompt written notice of that breach to the other parties to this Agreement and to the Indenture Trustee, each Managing Agent and the Administrative Agent.

Section 2.6. Covenants of the Sellers. Each of EDS and EIS covenants as follows, and EDS covenants that EDS shall cause EIS to do the following:

(a) Compliance with Laws. It will comply with all Requirements of Law applicable to it, if the failure to comply with those Requirements of Law would result in a Material Adverse Effect.

(b) Maintenance of Corporate Existence. So long as any Notes are Outstanding, it will keep in full effect its existence, rights and franchises as a corporation or a limited liability company, as the case may be, under the laws of the State of Delaware (unless it becomes, or any successor Seller hereunder is or becomes, organized under the laws of any other State or of the United States of America, in which case the Seller will keep in full effect its existence, rights and franchises under the laws of such other jurisdiction) and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Indenture, the Note Purchase Agreement and each other Transaction Document and the validity of the Collateral, and it shall not voluntarily dissolve or liquidate in whole or part.

(c) Inspection of Books and Records. At any time, upon no less than ten (10) Business Days’ prior written notice (or, during and after the occurrence of a Default or Event of Default, upon reasonable prior notice) to the particular Seller in question, it will permit the Indenture Trustee, any Managing Agent and/or the Administrative Agent, or any of their respective agents or representatives, during regular business hours (i) to visit the offices and properties of that Seller for the purpose of examining the files, reports or other physical records of the Collateral, and to discuss matters relating to the Collateral or that Seller’s performance hereunder with any of the officers or employees of that Seller having knowledge of such matters, and (ii) to examine and make copies of all files, reports or other physical records with respect to the Collateral. Such audits shall be performed subject to that Seller’s normal security and confidentiality provisions; provided, however, that the Indenture Trustee, each Managing Agent or the Administrative Agent, or any of their respective agents or representatives, shall not be prohibited from examining and making copies of any files, reports or other physical records generated with respect to the Collateral or from disclosing the result of such audits to third parties to the extent such disclosure is (i) required in order to comply with any applicable law, order, regulation or ruling, or (ii) required in response to any summons or subpoena or in connection with any litigation. Notwithstanding the foregoing, in no event shall the Indenture Trustee, any Managing Agent or the Administrative Agent or any of their respective agents or representatives have the right to examine, copy or make abstracts of material, information or documents that are confidential, secret or classified documents of the NMCI Contract Obligor or any part thereof.

(d) No Change in Corporate Location or Name. It will not move the location of its principal executive office or its jurisdiction of organization or change its corporate name without 30 days’ prior written notice to the Indenture Trustee, each Managing Agent and the Administrative Agent.

(e) No Termination of the NMCI Contract. It will not reject or terminate the NMCI Contract during the term of the NMCI Contract (including any extension of the base term of the NMCI Contact).

(f) Protection of Rights. It will take all actions that it has the right and power to take that are necessary to preserve the rights of the Issuer and the Indenture Trustee in the Contract Payments.

(g) Performance of Obligations.

(i) It will not take any actions, and will use its best efforts as to any of its Affiliates and its commercially reasonable efforts as to all other Persons not to permit any action to be taken, that would release any Person from any of such Person’s material covenants or obligations under any Transaction Document or any other instrument or agreement included in the Trust Assets or that would result in the amendment, hypothecation, subordination, termination or discharge of or impair the validity or effectiveness of any such Transaction Document, instrument or agreement except as expressly provided in this Agreement or in any such other Transaction Document, instrument or agreement.

(ii) If it shall have knowledge of the occurrence of a Termination Event or an Event of Default, it will give the Indenture Trustee, each Managing Agent and the Administrative Agent prompt notice of that occurrence.

(iii) If a Termination Event shall arise from the failure of either Seller to perform any of its duties or obligations under the Sale and Servicing Agreement with respect to the Collateral, it will take all reasonable steps available to it to remedy such failure.

(iv) It will punctually perform and observe its covenants and agreements contained in, and discharge its obligations arising under, this Agreement and the other Transaction Documents.

(v) Without derogating from the absolute nature of the assignment granted to the Issuer and the Indenture Trustee under the Contract Payments Assignment or the rights of the Issuer hereunder, each Seller agrees that it will not, without the prior written consent of the Issuer, the Indenture Trustee and each Managing Agent, enter into or agree to any amendment, compromise, waiver or surrender of or other agreement with the other Seller, the Servicer or any other Person relating to any Collateral (except to the extent otherwise provided in this Agreement and except to the extent that any Collateral may be affected by any such compromise, waiver or surrender with respect to the NMCI Contract). If any such amendment, compromise, waiver or surrender of any Collateral referred to above shall be so consented to by the Issuer, the Indenture Trustee and each Managing Agent, each Seller agrees, promptly following a request by the Issuer, Indenture Trustee, any Managing Agent or the Administrative Agent to do so, to execute and deliver, in its own name and at its own expense, such agreements, instruments, consents and other documents that the Issuer may deem necessary or appropriate in the circumstance to preserve the rights of the Issuer in the Contract Payments and the rights of the Indenture Trustee in the Collateral.

(h) Contract Payments to be Accounts, Chattel Paper or General Intangibles. It will take no action to cause any Contract Payments to be characterized as anything other than an “account,” “chattel paper” or a “general intangible” (as defined in the Uniform Commercial Code as in effect in the State of Texas) through June 30, 2001 and thereafter as anything other than an “account,” “chattel paper,” a “general intangible” or a “payment intangible” (as defined in the Uniform Commercial Code as in effect in the State of Delaware).

(i) Security Interests. Except for the transfers hereunder, it will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien on any of the Contract Payments, whether now existing or hereafter transferred to the Issuer, or any interest therein; provided, however, that nothing in this Section 2.6(i) shall prevent or be deemed to prohibit either of the Sellers from suffering to exist upon any of the Contract Payments (i) any Liens for state, municipal or other local Taxes if such Taxes shall not at the time be due and payable, (ii) any Lien arising in favor of the Indenture Trustee or the Noteholders or their respective predecessors arising pursuant to the Transaction Documents and (iii) non-consensual Liens imposed by operation of law on that part of the Collateral as to which the security interest therein cannot be perfected by a filing in one of the United States or on embarkable items of Subject Equipment, which imposition occurs without any action or failure to act on the part of a Seller. One or both of the Sellers will immediately notify the Indenture Trustee, each Managing Agent and the Administrative Agent of the existence of any Lien on any of the Contract Payments other than those arising under the Transaction Documents; and the Sellers shall defend the right, title and ownership of the Issuer in, to and under the Contract Payments, whether now existing or hereafter transferred to the Issuer, against all claims of third parties.

(j) Separate Existence. At all times, it will:

(i) maintain its deposit account or accounts separate from those of the Issuer and ensure that its funds will not be diverted to the Issuer nor will such funds be commingled with the funds of the Issuer;

(ii) to the extent that that Seller and the Issuer share any officers or other employees (it having been agreed by the Issuer, however, that it shall have no officers or other employees) allocate to the Issuer a fair share of the salaries of and the expenses related to providing benefits to such officers and other employees and bear its fair share of those salaries and expenses;

(iii) to the extent that it jointly contracts with the Issuer to do business with vendors or service providers or to share overhead expenses, allocate to the Issuer a fair share of the costs incurred in connection with such contracts and overhead expenses;

(iv) to the extent that that Seller contracts or does business with vendors or service providers where the goods and services provided are partially for the benefit of the Issuer, allocate a fair share of the cost incurred by it for such goods and services in proportion to the benefit of the goods or services each is provided, and that Seller and the Issuer shall bear their respective fair shares of such costs;

(v) enter into all material transactions with the Issuer, whether currently existing or hereafter entered into, only on an arm’s length basis, it being understood and agreed that the transactions contemplated in the Transaction Documents meet the requirements of this clause;

(vi) maintain office space separate from the office space of the Issuer (but which may be located at the same address as the Issuer) and, to the extent that it and the Issuer have offices in the same location, that Seller shall allocate a fair and appropriate share of overhead costs between it and the Issuer, and each of the Issuer and that Seller shall bear its fair share of such expenses;

(vii) maintain separate books and records relating to the Contract Payments;

(viii) all financial statements of that Seller, including its consolidated financial statements, issued after the date on which the Contract Payments are assigned by the Sellers to the Issuer, shall reflect that such Seller has transferred all of its right, title and interest in the Contract Payments to the Issuer, which is a separate legal entity and any such financial statements shall treat the Issuer as a qualifying special purpose entity under FAS 140;

(ix) conduct its business solely in its corporate name and in such a manner so as not to mislead others with whom it is dealing;

(x) disclose the transaction contemplated by this Agreement publicly through filing UCC Financing Statements evidencing the sale in Delaware and Florida;

(xi) strictly observe corporate formalities with respect to its dealings with the Issuer, including specifically that no transfer of assets will be made between that Seller and the Issuer without adherence to corporate or Delaware business trust formalities and requirements; and

(xii) conduct its business and affairs in a manner consistent with the manner in which the opinions of Hughes & Luce, LLP and Fulbright & Jaworski, LLP delivered pursuant to the Note Purchase Agreement and addressed to the Administrative Agent, the Managing Agents, the Noteholders and the Indenture Trustee and relating to certain matters under the bankruptcy laws, assume that each Seller will conduct its business and affairs.

(k) Delivery of Collections. It will pay to the Indenture Trustee, so long as the Indenture Trustee shall have a security interest in the Contract Payments, and otherwise to the Issuer promptly (but in no event later than two Business Days after receipt), any funds received by that Seller in respect of any of the Contract Payments.

(l) Modification and Amendment of the NMCI Contract. It will give notice to the Issuer, each Managing Agent, the Indenture Trustee and the Administrative Agent of any amendment or modification proposed to be made to the NMCI Contract that would (i) delay the timing of, or decrease the amount of, the payments to be made by the NMCI Contract Obligor, (ii) modify the provisions of Section 5.3 of the NMCI Contract, (iii) reduce the annual contract minimums set forth in the NMCI Contract or otherwise modify Section 2.1 of the NMCI Contract in a manner that would have the effect of reducing the annual contract minimums set forth in the NMCI Contract, (iv) affect the rights of the NMCI Contract Obligor to cancel or terminate the NMCI Contract or (v) modify the provisions of Section 1.2.2 of the NMCI Contract, in each instance promptly after such amendment or modification is proposed by one of the parties to the NMCI Contract and in any event prior to the execution and delivery of such amendment or modification. Neither Seller shall agree to any modification or amendment of the NMCI Contract that would materially adversely affect the Noteholders without the prior written consent of each Managing Agent.

(m) Reports and Other Information. It will furnish (or cause to be furnished) to the Indenture Trustee, each Managing Agent and the Administrative Agent:

(i) within fifty (50) days after the end of each quarter of each fiscal year of a Seller, a copy of unaudited consolidated financial statements of that Seller prepared on a consolidated basis consistent with the consolidated financial statements of that Seller consisting of at least a balance sheet as of the close of such quarter and a statement of earnings and source and application of funds for such quarter and for the period from the beginning of such fiscal year to the close of such quarter (provided that so long as EIS is a consolidated subsidiary of EDS for GAAP purposes, the foregoing requirement as to EIS’ consolidated financial statements will be satisfied by the provision of the consolidated financial statements of EDS to the Indenture Trustee, each Managing Agent and the Administrative Agent and so long as a Seller is required to file periodic reports pursuant to Section 13 of the Securities Exchange Act, the foregoing requirement as to that Seller’s consolidated financial statements may be satisfied by delivery of that Seller’s Quarterly Report on Form 10-Q as and when filed with the Securities and Exchange Commission containing such information);

(ii) within one hundred (100) days after the end of each fiscal year of a Seller, a copy of the annual financial statements of that Seller prepared on a consolidated basis and in conformity with GAAP applied on a basis consistent with the consolidated financial statements of that Seller duly audited by independent certified public accountants of recognized standing, accompanied by an opinion without significant qualification (provided that so long as EIS is a consolidated subsidiary of EDS for GAAP purposes, the foregoing requirement as to EIS’ consolidated financial statements will be satisfied by the provision of the consolidated financial statements of EDS to the Indenture Trustee, each Managing Agent and the Administrative Agent and so long as a Seller is required to file periodic reports pursuant to Section 13 of the Securities and Exchange Act, the foregoing requirements as to that Seller’s annual consolidated audited financial statements and audit report may be satisfied by delivery of that Seller’s

Annual Report on Form 10-K as and when filed with the Securities and Exchange Commission); and

(iii) contemporaneously with the delivery to the lenders under the Bank Revolver, a copy of all reports prepared by EDS required to be delivered pursuant to the Bank Revolver to show compliance with the Financial Covenants or, if the Bank Revolver is no longer in force and effect, at each time at which financial statements are required to be furnished pursuant to Section 2.6(m)(i) and Section 2.6(m)(ii), a certificate signed by the Chief Financial Officer, Treasurer or Assistant Treasurer of EDS, which certificate shall state that, to the best of his or her knowledge, EDS has complied with the Financial Covenants and set forth in reasonable detail the then-current calculation of the Financial Covenants.

(n) No Impairment of the Lien of the Indenture. So long as any Notes are Outstanding, it will not (i) take any action that would impair the validity or effectiveness of the Indenture, would permit the security interest of the Indenture to be amended, hypothecated, subordinated, terminated or discharged, or would permit any Person to be released from any covenants or obligations with respect to the Notes under the Indenture except as may be expressly permitted by the Indenture, (ii) permit any Lien not imposed, or that does not arise, by operation of law to be created on or extend to or otherwise arise upon or burden the Collateral or any part thereof or any interest therein except for those Liens permitted under Section 2.6(i) of this Agreement or (iii) permit the lien of the Indenture not to constitute a valid first priority security interest (other than with respect to a tax, mechanics, or similar Lien and the other Permitted Liens) in the Collateral.

(o) Guarantee of Certain Obligations. EDS will enter into, execute and deliver a guarantee of the payment of EIS’ obligations under this Agreement and the other Transaction Documents, which guarantee shall be in the form attached to this Agreement as Exhibit E.

(p) Insurance. During the term of this Agreement, EDS will maintain property damage insurance under a blanket policy covering EDS’ and its subsidiaries’ tangible property and comprehensive general liability insurance. EDS may maintain deductibles and/or self-insured retentions relating to these policies in accordance with its normal practices. On the Funding Date and on each anniversary thereof, EDS or EIS shall furnish the Indenture Trustee, each Managing Agent and the Administrative Agent with evidence of such insurance. Any such policies of insurance maintained in accordance with this Section 2.6(p) (i) shall include the Issuer, the Indenture Trustee, the Owner Trustee, Credit Suisse First Boston, New York Branch, or its successors, individually and in its capacity as the Administrative Agent, each Managing Agent for the benefit of the Ownership Group to which it is related, the Alternate Transferees, and the Conduit Purchasers, as their respective interests appear as additional insureds with respect to the Subject Equipment, (ii) shall include, in the property damage policy, the Indenture Trustee as the loss payee with respect to the Subject Equipment, (iii) shall be endorsed to require the insurer to provide those additional insureds and such loss payee at least 30 days advance written notice of any cancellation or adverse material change with respect to such policy, (iv) shall provide that the insurers shall waive any rights of subrogation against those additional insureds and such loss payee and (v) shall provide those additional insureds and such loss payee shall have no obligation or liability for payment of any premiums, commissions, calls or assessments.

(q) Compliance with Financial Covenants. EDS will comply with the Financial Covenants.

Section 2.7. Repurchase of Certain Task Order Specific Contract Payments.

(a) Repurchase of the Contract Payments upon a Termination of the NMCI Contract. If (i) either Seller is in default in its performance of its obligations under the NMCI Contract and such default has resulted in the delivery of a notice from the NMCI Contract Obligor to EDS and/or EIS that the NMCI Contract Obligor is terminating the NMCI Contract for cause as a result of that default or the NMCI Contract Obligor has delivered a notice to EDS and/or EIS that the NMCI Contract Obligor is otherwise terminating for cause (as “termination for cause” is defined in the FAR) the NMCI Contract and such notice shall remain outstanding for 60 days or if prior to the elapse of that 60 day period, the NMCI Contract shall be terminated for cause as a result of such default or otherwise for cause (as described above) or (ii) the representation in Section 2.5(d) shall be inaccurate in any material respect, then EIS shall, upon receipt of notice from the Indenture Trustee or the Administrative Agent (acting pursuant to the instructions of the Required Noteholders), repurchase all of the Contract Payments with respect to the Subject Equipment on the terms and subject to the conditions set forth in this Section 2.7.

(b) Repurchase of Certain Task Order Specific Contract Payments. If any representation or warranty set forth in Section 2.5(b) or Section 2.5(c) shall be inaccurate in any material respect as to any particular Task Order Specific Contract Payments or any particular Task Order Specific Contract Payments become subject to a Lien other than a Permitted Lien and continue to be such for a period of the longer of (i) 19 days and (ii) until the day immediately preceding the next Determination Date after the earlier of (x) the date on which written notice of such inaccuracy or of the existence of such Lien, as the case may be, requiring the same to be remedied, shall have been given to EDS or EIS, as the case may be, and (y) the date on which EDS or EIS, as the case may be, becomes aware of the inaccuracy or the existence of such Lien, as the case may be, then EIS shall, upon receipt of notice from the Indenture Trustee or from the Administrative Agent (acting pursuant to the instructions of the Managing Agents), repurchase such Task Order Specific Contract Payments on the terms and subject to the conditions set forth in this Section 2.7. Notwithstanding anything contained in this Section 2.7 to the contrary, if a breach of the representation and warranty set forth in Section 2.5(c) relating to the conveyance of any particular Task Order Specific Contract Payments being made (1) free and clear of any Lien (other than Permitted Liens) of any Person claiming through or under the Sellers and its Affiliates (other than the Issuer) or (2) in compliance in all material respects with all Requirements of Law applicable to either Seller, then immediately upon the earlier to occur of the discovery of such breach by either Seller or receipt by the Sellers of written notice of such breach given by the Owner Trustee, the Issuer, the Indenture Trustee (acting at the instruction of the Required Noteholders), or the Managing Agents, EIS shall repurchase those Task Order Specific Contract Payments on the terms and subject to the conditions set forth in this Section 2.7.

The parties hereto acknowledge that the Servicer has the option to redeem the Notes pursuant to Section 11.2 of the Indenture.

(c) Repurchase Price and Reconveyance. If the Indenture Trustee or the Administrative Agent gives the notice contemplated by Section 2.7(a) or (b) to cause EIS to repurchase any Repurchase Assets, such notice shall identify the Repurchase Assets to be repurchased. The repurchase of the Repurchase Assets shall occur at a closing to occur within 15 Business Days after the Issuer, the Indenture Trustee or the Administrative Agent gives notice of the exercise to EIS. At the closing of the repurchase, (i) if the repurchase is being made pursuant to Section 2.7(a), EIS shall deliver the Note Repurchase Price and (ii) if the repurchase is being made pursuant to Section 2.7(b), EIS shall deliver the Repurchase Price for the Repurchase Assets being repurchased pursuant to Section 2.7(b), in each instance to the Indenture Trustee on behalf of the Issuer or, if the Notes are no longer outstanding, to the Issuer. Any such delivery of funds shall be made by wire transfer of immediately available funds, if to the Indenture Trustee, to the Operations Account and, if to the Issuer, to an account designated by the Issuer. The price to be paid for a Repurchase Asset shall be an amount equal to the Repurchase Price for that Repurchase Asset.

(d) Reconveyance of Repurchase Assets. Upon the payment of the Repurchase Price for Repurchase Assets repurchased, each of the Issuer and the Indenture Trustee shall automatically and without further action be deemed to transfer, assign, set over and otherwise convey to EIS, without recourse, representation or warranty, and release its interest in all of its right, title and interest in and to such Repurchase Assets, and those Repurchase Assets shall be treated by the Issuer, the Indenture Trustee and the Noteholders as collected in full as of the date on which they were transferred. In addition, at the time EIS pays the Repurchase Price for any Repurchase Assets to the Issuer, each of the Issuer and the Indenture Trustee shall execute and deliver a reassignment with respect to those Repurchase Assets in the form attached hereto as Exhibit F (a “Reassignment”) and execute and deliver to EIS termination statements under each Relevant UCC terminating the financing statements then on file and covering those Repurchase Assets to the extent of those Repurchase Assets, and shall provide a release of the Repurchase Assets from any Liens held by it with respect thereto and execute a termination statement under the Relevant UCC’s. The obligation of EIS to repurchase any Repurchase Asset conveyed to the Issuer by EIS and pay the Repurchase Price of that Repurchase Asset shall constitute the sole remedy respecting the event giving rise to such obligation available to the Issuer, the Indenture Trustee and the Noteholders if such repurchase is made as and when required under this Agreement. The Issuer and the Indenture Trustee shall execute and deliver to EIS such documents and instrument of assignment, termination and release and terminations of financing statements and take such other actions as EIS shall reasonably request to effect the release of or conveyance of such Repurchase Assets pursuant to this Section 2.7, but only upon receipt of an Officer’s Certificate from EIS that states that all conditions set forth in this Section 2.7 have been satisfied. Notwithstanding anything to the contrary set forth above, the Issuer and the Indenture Trustee shall cooperate with EIS to ensure that any reassignment and release of any Repurchase Asset is made in compliance with the terms and provisions of the Assignment of Claims Acts and shall provide such notices of such reassignments to the NMCI Contract Obligor in accordance with the Assignment of Claims Acts as EIS may reasonably request in order for the reassignment of the Repurchase Assets to be made in accordance with the Assignment of Claims Acts or to obtain a waiver of the Assignment of Claims Acts’ provisions as to such reassignment. If for any reason any such reassignment cannot be effected in a manner that does not violate the Assignment of Claims Acts and, in such instance, the NMCI Contract Obligor refuses to waive the applicability of the Assignment of Claims Acts as to such reassignment of the Contract Payments, then EIS shall pay the Repurchase Price as to those Repurchase

Assets, but the Issuer and the Indenture Trustee shall retain their respective rights in those Repurchase Assets (but not the related Subject Equipment).

Section 2.8. Assignment of the Contract Payments by the Issuer. The Issuer agrees that it shall not assign or otherwise dispose of the Contract Payments or any part thereof or interest therein held by it except to grant a security interest in or to assign the Contract Payments to the Indenture Trustee pursuant to the terms of the Indenture.

Section 2.9 Covenants of the Issuer regarding the Contract Payments. The Issuer covenants and agrees for the benefit of the Sellers that, without each Seller’s express prior written consent, it shall not, prior to a Termination Event, enter into or grant any compromise, waiver, or other agreement with the NMCI Contract Obligor, the Indenture Trustee, the Noteholders or any other Person or take any other action with respect to any of the Contract Payments or any part thereof or interest therein that would materially and adversely affect the amount of any and all payments to be made by the Issuer or the Indenture Trustee to either Seller or each Equity Certificateholder under any of the Transaction Documents.

Section 2.10. Perfection Representations. The Perfection Representations shall be a part of this Sale and Servicing Agreement for all purposes.

ARTICLE III

COLLECTION OF CONTRACT PAYMENTS

Section 3.1. Collection of NMCI Contract Obligor Payments. So long as any of the Notes remain outstanding, the Servicer, acting for the benefit of the Noteholders, will collect the moneys paid in respect of any and all Contract Payments and shall cause all Collections and other moneys so paid or that are required to be deposited in the Operations Account to be deposited directly into the Operations Account. The Servicer hereby agrees to perform, take or cause to be taken all such action as may be necessary or advisable to collect the Contract Payments, and to assert and pursue any and all claims for, assert all demands for payment of, and to collect, receive and receipt for the Contract Payments from the NMCI Contract Obligor under the NMCI Contract from time to time for and on behalf of the Issuer and the Indenture Trustee, all in accordance with applicable laws, rules and regulations, subject in all events to the Reserved Rights. To the extent necessary as a matter of applicable law for EDS, as a named party to the NMCI Contract, to do so in order for the Contract Payments to be collected from or claims asserted against or demands made of the NMCI Contract Obligor in connection with the Contract Payments, EDS agrees to perform, take or cause to be taken all such action as may be necessary or advisable to collect the Contract Payments, and to assert and pursue any and all claims for, assert all demands for payment of, and to collect, receive and receipt for the Contract Payments from the NMCI Contract Obligor under the NMCI Contract from time to time for and on behalf of the Issuer and the Indenture Trustee, all in accordance with applicable laws, rules and regulations, subject in all events to the Reserved Rights. The Servicer, EDS and the Issuer agree that they shall act cooperatively to collect any and all amounts due and payable as part of the Contract Payments, but that so long as no Event of Default or Termination Event shall have occurred, the Servicer, or to the extent necessary under applicable law, EDS shall be and shall act as the agent for the Indenture Trustee and the Issuer in connection with, and shall prosecute and have control over, any collection efforts or proceedings relating to the collection of any amounts due with respect to any Contract Payments.

Section 3.2. Duties of Servicer.

(a) Appointment of the Servicer. EDS and the Issuer hereby appoint EIS as the Servicer under this Agreement. EIS agrees to act as the Servicer under this Agreement. Notwithstanding the foregoing, if for any reason EIS may not or cannot perform or discharge the responsibilities of the Servicer hereunder, EDS agrees to act as the Servicer and to perform and discharge the responsibilities of the Servicer hereunder. The Noteholders, by their acceptance of the Notes, consent to EIS acting as the Servicer hereunder. The Servicer agrees punctually to perform and observe its covenants and agreements contained in, and to discharge its obligations arising under, this Agreement and the other Transaction Documents. The Servicer agrees not to commingle any of the funds of the Issuer with the funds of the Servicer or either Seller.

(b) Monthly Reports of the Servicer. The Servicer shall provide to the Indenture Trustee, each Managing Agent and the Administrative Agent on the fifth Business Day of each Collection Period a written report (which may be sent in electronic format by e-mail) which shall be in the form and contain the information set forth in the form of report attached as Exhibit G. Each such monthly report shall provide instructions to the Indenture Trustee (including a statement of the required amounts) to withdraw and transfer the amounts required to be withdrawn pursuant to Section 8.4(b) of the Indenture in order to make on the next succeeding Distribution Date the payments or allocations set forth in Section 8.4(b) of the Indenture.

(c) Notification of Certain Events. The Servicer agrees to notify the Issuer, the Indenture Trustee, each Managing Agent and the Administrative Agent of the occurrence of any Rapid Amortization Event, Termination Event or Event of Default that has occurred promptly after the Servicer becomes aware of the occurrence of such Rapid Amortization Event, Termination Event or Event of Default.

(d) Limited Rights of the Issuer Respecting the NMCI Contract. The Issuer acknowledges and agrees that it has no right or privilege under the NMCI Contract other than with respect to Contract Payments and that it has no right to exercise any of the Reserved Rights. To the extent that the Issuer shall in any instance be deemed to hold any such right, the Issuer hereby appoints the Servicer as its agent to exercise such right.

(e) Appointment of the Servicer as the Issuer’s Agent. The Issuer hereby appoints the Servicer as its agent to enforce its rights and interests in, to and under the Contract Payments for all such interests that are not granted by the Issuer to the Indenture Trustee. In such respect, the Servicer shall, on behalf of the Issuer and pursuant to the Issuer’s and the Indenture Trustee’s instructions, (1) demand of the NMCI Contract Obligor payment of any and all such Contract Payments to the extent they shall become due and payable and are not made in accordance with the terms of the NMCI Contract or the FAR and (2) institute and prosecute such legal actions against the NMCI Contract Obligor as are permitted under applicable law to be instituted and prosecuted against the NMCI Contract Obligor in order to collect any part of the Contract Payments that has become due and payable under the NMCI Contract but has not been paid timely. The Servicer shall hold in trust for the Issuer and the Indenture Trustee, in accordance with its interests therein, all records which evidence or relate to the Contract Payments, the Collections and the proceeds of any and all Contract Payments.

(f) Notification of Discrepancies. The Issuer shall inform the Servicer of any discrepancies between any amounts set forth by the Servicer in any notice regarding amounts due from the NMCI Contract Obligor in any Collection Period and actual amounts of any payments in respect of the Contract Payments made by the NMCI Contract Obligor to the Indenture Trustee or the Issuer, as the case may be, in that Collection Period.

(g) Payments In Connection With Dilution. If an event giving rise to a Dilution has occurred, then on the day such event occurs, the Servicer shall be deemed to have received a Collection in an amount equal to that Dilution. To the extent that there are insufficient funds to pay all amounts set out in Section 8.4(b)(i) through (ix) of the Indenture on any subsequent Distribution Date, the Servicer shall deposit into the Operations Account in cash an amount equal to the amount of such insufficiency; provided that in no event shall the Servicer be required to make deposits pursuant to this Section 3.2(g) that exceed the aggregate amount of all Dilutions). The Servicer shall ensure that any credits, rebates, billing errors, price reductions, disputes, setoffs, counterclaims and related items relating to the Contract Payments that result in a reduction of the aggregate amount of the Contract Payments will be set forth in the records the Servicer maintains relating to the Contract Payments.

(h) Deposit in Connection with Cancellation. If for any reason the NMCI Contract Obligor cancels, terminates for convenience or rescinds the NMCI Contract (including for convenience or nonappropriation of funds) then, on the next Distribution Date which falls at least 180 days after, but not more than 210 days after, a Seller first receives written notice of such cancellation, termination for convenience or rescission of the NMCI Contract, if, after giving effect to all payments made on or prior to such Distribution Date by the NMCI Contract Obligor of the cancellation charge pursuant to Section 5.3 of the NMCI Contract or in respect of a termination for convenience or a rescission of the NMCI Contract by the NMCI Contract Obligor, there remain any Obligations outstanding, the Servicer shall be deemed to have received a Collection in an amount equal to the Note Repurchase Price as of such Distribution Date and shall deposit into the Operations Account in cash an amount equal to such Note Repurchase Price (a “Termination Deposit”). Notwithstanding any other provision in this Agreement to the contrary, if the Servicer makes a Termination Deposit and thereafter the NMCI Contract Obligor is financially unable to pay (except as a result of the failure of the United States Congress to appropriate the funds necessary for the NMCI Contract Obligor to make such payments, which failure to appropriate funds does not result from the insolvency of the United States Government or the inability of the United States Government to pay its debts as they become due) to a Seller the amount that is owing to a Seller with respect to the NMCI Contract in connection with its cancellation, termination for convenience or rescission within 180 days following a final, nonappealable order from a United States court of competent jurisdiction determining that such amount is then due and owing by the NMCI Contract Obligor to either or both of the Sellers, the Issuer shall return the Termination Deposit to the Servicer.

Section 3.3. Servicing Compensation. The Issuer shall pay to the Servicer, subject to any subordination provisions in respect of the right of the Servicer to receive such compensation set forth in the Indenture, such compensation for its servicing activities hereunder as the Issuer and the Servicer may agree to from time to time. The Servicer shall be entitled to reimbursement from the Issuer for the reasonable fees and disbursements of attorneys, independent accountants, and other professionals and all other expenses incurred by the Servicer in connection with its activities as Servicer hereunder.

Section 3.4. Representations; Warranties and Covenants of the Servicer. The Servicer hereby makes the following representations and warranties and covenants, on which the Noteholders are relying and on which the Indenture Trustee has relied in accepting the security interest in the Contract Payments and in authenticating each Note issued pursuant to the Indenture:

(a) Organization and Good Standing. The Servicer (i) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, (ii) is duly qualified to transact business and is in good standing in each jurisdiction when the failure to do so would cause a Material Adverse Effect and (iii) has all requisite power and authority (x) to own its assets and to carry on the business in which it is engaged, and (y) to execute, deliver and perform its obligations as the Servicer under this Agreement.

(b) Existence. The Servicer will keep in full effect its existence, rights and franchises under the laws of the State of Delaware (unless it becomes organized under the laws of any other State or of the United States of America, in which case the Servicer will keep in full effect its existence, rights and franchises under the laws of such other jurisdiction) and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement and each other related instrument or agreement.

(c) Due Authorization. The execution and delivery of this Agreement have been duly authorized and approved by all necessary corporate action on the part of the Servicer.

(d) Binding Obligation. This Agreement constitutes the legal, valid, and binding obligation of the Servicer, and is enforceable against the Servicer in accordance with its terms except as the enforceability thereof may be limited by the Bankruptcy Code of the United States on any other applicable domestic or foreign liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, reorganization, fraudulent transfer or conveyance laws, suspension of payments or similar laws from time to time in effect affecting the rights of creditors generally and except as such enforceability may be limited by general principles of equity (whether considered in a proceeding at law or in equity).

(e) No Violation; No Conflict. The Servicer is not, nor will the execution, delivery, and the performance of and compliance with the terms of this Agreement by the Servicer in its capacity as such cause the Servicer to be, in violation of any Requirement of Law applicable to it in its capacity as the Servicer, other than such violations which could not, individually or collectively, cause a Material Adverse Effect. The execution, delivery, and the performance of and compliance with the terms of this Agreement are not inconsistent with, and will not conflict with or result in any breach of, or constitute a default, under any material indenture, mortgage, lease, deed of trust, agreement, contract, or instrument to which the Servicer is a party or by which the Servicer or any of its property or assets is bound or to which it is subject.

(f) No Proceedings. Except for those proceedings described in Section 2.4(e), if any, the Servicer is not involved in, nor, to the best of its knowledge, is it aware of, any proceeding, claim, lawsuit, or investigation conducted or threatened by or before any Governmental Authority or private arbitration board or panel.

(g) Other Actions. Other than as specifically permitted by this Agreement, the Servicer shall not (i) take or fail to take any action if such action or failure to act would impair in a material and adverse manner the rights of the Issuer or the Indenture Trustee in any of the Contract Payments or (ii) revise or defer any of the Contract Payments due and payable.

Section 3.5. Annual Servicer’s Certificate. The Servicer will deliver to the Issuer and, so long as any of the Notes are Outstanding, the Indenture Trustee on or before February 28 of each calendar year, beginning with February 28, 2002, an Officer’s Certificate substantially in the form of Exhibit H stating that (a) a review of the activities of the Servicer during the preceding calendar year (or, with respect to the certificate to be delivered on February 28, 2002, since the Issuer’s inception) and of its performance under this Agreement was made under the supervision of the officer signing such certificate and (b) to the best of such officer’s knowledge, based on such review, the Servicer has fully performed all of its obligations under this Agreement throughout such period, or, if there has been a default in the performance of any such obligation, specifying each such default known to such officer and the nature and status thereof. The Indenture Trustee may make copies of such certificate available to the Noteholders. The Administrative Agent may request a copy of any accountant’s report prepared to substantiate the information contained in such Officer’s Certificate.

Section 3.6. Tax Treatment. The Sellers and the Issuer have structured this Agreement to facilitate a secured financing on favorable terms with the intention that the Notes will constitute indebtedness for federal income and state and local tax purposes; and the Issuer and each Noteholder by acceptance of the Note or Notes acquired by it agrees to recognize and report the Notes as indebtedness for purposes of federal, state and local income or franchise taxes and any other tax imposed on or measured by income, and to report all receipts and payments relating thereto in a manner that is consistent with such characterization.

ARTICLE IV

OTHER MATTERS RELATING TO THE SELLERS AND THE SERVICER

Section 4.1. Liability of the Sellers and the Servicer. The Sellers shall be jointly and severally liable in accordance herewith only to the extent of the obligations specifically undertaken by the Sellers in such capacity herein. The Servicer shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Servicer in such capacity herein.

Section 4.2. Merger or Consolidation of, or Assumption of the Obligations of, the Sellers and the Servicer. Each Seller, as well as the Servicer, covenants and agrees that it shall not consolidate with, or sell or convey all or substantially all of its assets to, or merge with or into any other Person or Persons, in a single transaction or series of transactions, unless (i) that Seller or the Servicer is the continuing entity, or the successor entity(ies) is(are) organized under the laws of the United States or a state thereof and the successor entity(ies) expressly assume(s) all obligations of that Seller or the Servicer, as the case may be, under this Agreement in its capacities as the Seller or the Servicer, as the case may be, and the due and punctual performance and observance of all of the covenants and conditions of the Seller under this Agreement in its capacities as the Seller or the Servicer, as the case may be, and (ii) the Seller or the successor entity(ies), as the case may be, will not, immediately after the merger, consolidation, sale or conveyance, be in default under any Transaction Document or the NMCI Contract; provided, however, this Section 4.2 shall not apply to EIS if immediately after the consummation of the transaction to which this Section 4.2 would apply, EDS directly owns 100% of EIS or any successor entity(ies).

Section 4.3. Limitation on Liability of the Sellers and the Servicer. The Sellers, the Servicer and their respective directors, trustees, officers, employees and agents may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person not affiliated with the Sellers or the Servicer respecting any matters arising hereunder. Neither of the Sellers shall be under any obligation to appear in, prosecute or defend any legal action that does not arise out of its activities in its capacity as a Seller in accordance with this Agreement that in its reasonable opinion may involve it in any expense or liability. The Servicer shall not be under any obligation to appear in, prosecute or defend any legal action that does not arise out of its activities in servicing the Contract Payments in accordance with this Agreement that in its reasonable opinion may involve it in any expense or liability.

Section 4.4. Indemnification of the Issuer and the Owner Trustee.

(a) Indemnification. The Sellers and the Servicer, jointly and severally, shall indemnify, defend and hold harmless the Issuer, its assigns (which shall be deemed to include the Indenture Trustee, each Managing Agent, the Administrative Agent and each Noteholder and their respective permitted successors and assigns) and the Owner Trustee and each of their respective directors, trustees, managers, stockholders, beneficial interest owners, members, partners, officers, employees and agents (collectively, the “Indemnitees”) from and against (i) any loss, liability, expense, damage or injury sustained by an Indemnitee and arising out of this Agreement or the other Transaction Documents or the transactions contemplated hereby and thereby, including with respect to any judgment, award, settlement, reasonable attorneys’ fees and other costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim and (ii) any amounts that the Issuer shall be obligated to pay pursuant to Article IX of the Note Purchase Agreement, Article IX of the Trust Agreement or Section 6.7 of the Indenture; provided that none of the Sellers and the Servicer shall be obligated to indemnify, defend or hold harmless any Indemnitee for or against (i) any such loss, liability, expense, damage or injury suffered or sustained by any Indemnitee that is of the principal or interest payable with respect to any Note or any amounts payable by the Issuer under Sections 9.04, 9.05(c), 9.05(d) or 9.05(e) of the Note Purchase Agreement or any amounts of the Liquidity Fee, except to the extent arising from any breach of any representation, warranty, covenant or other obligation of either Seller or the Servicer under the NMCI Contract or any Transaction Document, (ii) any loss, liability, expense, damage or injury resulting from the fraud, gross negligence or willful misconduct by such Indemnitee or any of their respective directors, trustees, managers, partners, officers, employees or agents, or (iii) any loss, liability, expense, damage or injury of such Indemnitee in respect of Taxes to the extent the Issuer is not obligated in respect thereof pursuant to Article IX of the Note Purchase Agreement. The provisions of this indemnity shall run directly to and shall be enforceable by an injured party subject to the limitations hereof. Any indemnification pursuant to this Section 4.4 shall not be payable from the assets of the Issuer. The obligations of each Seller and the Servicer in this Section 4.4 shall survive the termination of this Agreement.

(b) Indemnification Procedures. In order for an Indemnitee to be entitled to any indemnification provided for under this Agreement in respect of, arising out of, or involving a claim made by any Person against the Indemnitee (a “Third Party Claim”), such Indemnitee must notify each of the Sellers and the Servicer in writing of the Third Party Claim promptly after receipt by such Indemnitee of written notice of the Third Party Claim unless each of the Sellers and the Servicer shall have previously obtained actual knowledge of that Third Party Claim, and thereafter, the Indemnitee shall deliver to each of the Sellers and the Servicer within a reasonable time after the Indemnitee’s receipt thereof, copies of all notices and documents (including court papers) received by the Indemnitee from the Person making the Third Party Claim, provided that, in each case, the failure of the Indemnitee to give such notice or provide such copies shall not relieve a Seller or the Servicer from their obligations under this Section 4.4 unless a Seller or the Servicer, as the case may be, is materially adversely affected by such failure. If a Third Party Claim is made against an Indemnitee, and so long as no Event of Default or Termination Event has occurred and is continuing, each of the Sellers and the Servicer will be entitled (a) to participate in the defense thereof and (b) if one or more of the Sellers and the Servicer (and if more than one of them, acting together through a single counsel) so chooses, to assume the defense thereof with counsel selected by it or them, as the case may be, in each case reasonably acceptable to the applicable Indemnitee, provided that in connection with such assumption, those of the Sellers and the Servicer assuming the defense of the Third Party Claim first admit in writing their liability to indemnify the Indemnified Party with respect to all elements of such Third Party Claim in full. Should any or all of the Sellers and the Servicer so elect to assume the defense of a Third Party Claim in accordance with the immediately preceding sentence, none of the Sellers and the Servicer will be liable to the Indemnitee for any legal expenses subsequently incurred by the Indemnitee in connection with the defense thereof after the date on which the Indemnitee has had notice of that assumption. If any or all of the Sellers and the Servicer elects to assume the defense of a Third Party Claim as set forth herein, the Indemnitee will (i) cooperate in all reasonable respects with the Indemnitee in connection with such defense and (ii) not admit any liability with respect to, or settle, compromise, or discharge, such Third Party Claim without each Seller’s and the Servicer’s prior written consent, as the case may be. If any or all of the Sellers and the Servicer shall assume the defense of any Third Party Claim as permitted herein, the Indemnitee shall be entitled to participate in (but not control) such defense with its own counsel at its own expense. If none of the Sellers and the Servicer assume the defense of any such Third Party Claim after having been given the option to do so as provided above or if not permitted to do so, the Indemnitee may defend the same in such manner as it may deem appropriate, including, subject to the last sentence of this Section 4.4(b), settling such claim or litigation after giving at least 5 Business Days prior notice to the Sellers and the Servicer and, in such circumstance, upon the written request of the Indemnitee, the Sellers and the Servicer will promptly reimburse the Indemnitee for any loss, liability, expense, damage or injury arising from such Third Party Claim for which it is entitled to be indemnified. The Seller and the Servicer shall be entitled to participate in (but not control) at their sole expense the defense of such a Third Party Claim with their own counsel. Anything contained in this Agreement to the contrary notwithstanding, none of the Sellers nor the Servicer shall be entitled to assume the defense of any part of a Third Party Claim that seeks an order, injunction or other equitable relief or relief for other than money damages against the Indemnitee, and, if counterclaims exist between the Indemnitee, on one hand, and the Sellers or the Servicer, on the other hand, the Indemnitee is not subject to the provisions of this Section 4.4 as to such counterclaims. For so long as no Termination Event or Event of Default shall have occurred, no

Indemnitee shall enter into a settlement, confession of judgment or other compromise with respect to any Third Party Claim in respect of which the Sellers and the Servicer or any of them is required to indemnify such Indemnitee without the prior written consent of the Sellers and the Servicer, which consent or the denial of such consent shall not be unreasonably withheld or delayed, unless, with respect to such settlement, confession of judgment or other compromise by such Indemnitee, such Indemnitee waives in writing its right to be indemnified with respect to such Third Party Claim under this Section 4.4. The Sellers and the Servicer may not enter into a settlement, confession of judgment or other compromise or admit any liability on the part of an Indemnitee in connection with any Third Party Claim without obtaining a full and unequivocal release of all liability on the part of that Indemnitee, which release for such Third Party Claim shall be in a form reasonably acceptable to that Indemnitee. If any Indemnitee complies with the provision of Section 9.03 of the Note Purchase Agreement with respect to a claim that is a Third Party Claim and provides the Seller and the Servicer with the same notices, rights and privileges to be provided to the Issuer thereunder, such compliance shall constitute compliance with this Section 4.4(b). In addition, if the Issuer seeks indemnification under Section 4.4(a) in respect of a claim brought against it under Section 9.03 of the Note Purchase Agreement, the Issuer need not comply with this Section 4.4(b) to be indemnified under Section 4.4(a).

Section 4.5. The Servicer Not to Resign. The Servicer shall not resign from the obligations and duties hereby imposed on it in connection with the servicing of the Contract Payments. The Issuer acknowledges that as a result of the nature of the NMCI Contract, the Servicer is uniquely qualified in its capacity as the Servicer in connection with the NMCI Contract. Accordingly, none of the Issuer, the Indenture Trustee and the Noteholders will be entitled to remove or replace the Servicer with another party to service the Contract Payments, provided, however, that if the Servicer shall fail in any material respect to perform its obligations as the Servicer hereunder and such failure shall not be cured within sixty (60) days after the Servicer has received notice of such failure from the Indenture Trustee, then the Administrative Agent (acting pursuant to the instructions of the Managing Agents), the Issuer or the Indenture Trustee may directly pursue the Contract Payments, including taking any actions necessary in connection with the collection of the Contract Payments and the Subject Equipment. However, in no event shall the Issuer or the Indenture Trustee be entitled to pursue or exercise any of the Reserved Rights.

Section 4.6. Access to Certain Documentation and Information Regarding the Contract Payments. The Servicer shall provide to the Indenture Trustee, each Managing Agent, the Administrative Agent and the Issuer access to the documentation regarding the Contract Payments and Task Orders giving rise to the Contract Payments in such cases where the Indenture Trustee, a Managing Agent or the Administrative Agent is required in connection with the enforcement of the rights of any Noteholder, or by applicable statutes or regulations, to review such documentation, such access to be afforded without charge but only (i) upon reasonable request, (ii) during the Servicer’s normal business hours, (iii) subject to the Servicer’s normal security and confidentiality procedures and the specific security and confidentiality procedures relating to the performance of the NMCI Contract and (iv) at offices designated by the Servicer. Nothing in this Section 4.6 shall derogate from the obligation of the Sellers, the Indenture Trustee, each Managing Agent, the Administrative Agent and the Servicer to observe any applicable laws, rules or regulations prohibiting disclosure of information regarding the NMCI Contract Obligor, the NMCI Contract or any information obtained by either of the Sellers or the Servicer as a result of their activities in connection with the NMCI or the provision of the NMCI Deliverables or relating to the access to secured or classified information, and the failure of the Servicer to provide access as provided in this Section 4.6 as a result of such obligation shall not constitute a breach of this Section 4.6.

Section 4.7. Examination of Records. EDS or EIS shall clearly and unambiguously identify each Task Order in its computer or other records to reflect that the Sellers have transferred the Task Order Specific Contract Payments arising pursuant to such Task Order to the Issuer pursuant to this Agreement.

ARTICLE V

TERMINATION

Section 5.1. Termination of Agreement. This Agreement and the respective obligations and responsibilities of the Issuer, each of the Sellers and of the Servicer under Sections 2.1 and 2.2 shall terminate on the later of (i) the Termination Date and (ii) the date on which each of the Administrative Agent, the Managing Agents, the Noteholders and the Indemnitees and the Hedge Counterparty have received payment in full of all Obligations. After the occurrence of the Termination Date, the rights and obligations of each of the Sellers and of, the Issuer and the Servicer arising under this Agreement (other than those arising under Sections 2.1 and 2.2) shall remain in full force and effect as to the rights to any of the Task Order Specific Contract Payments retained by the Issuer until the Notes and all other amounts owing to the Indenture Trustee and the Noteholders under the Note Purchase Agreement and the Indenture are paid in full.

ARTICLE VI

MISCELLANEOUS PROVISIONS

Section 6.1. Amendment; Waiver of Past Defaults.

(a) This Agreement may be amended from time to time by the Sellers, the Servicer and the Issuer, with the prior written consent of the Required Noteholders in accordance with Section 7.02 of the Note Purchase Agreement, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders; provided, however, that no such amendment shall: (i) amend Section 2.6(g)(i) without the consent of all of the Managing Agents; or (ii) amend Section 2.6(g)(iii) without the consent of the Managing Agent related to each affected Noteholder.

(b) Promptly after the execution of any such amendment or consent (other than an amendment pursuant to paragraph (a)), the Issuer shall furnish notification of the substance of such amendment to the Indenture Trustee, the Administrative Agent and each Managing Agent.

(c) The Administrative Agent (acting at the instructions of all of the Managing Agents with respect to any requested waiver of any default by the Sellers or the Servicer in the performance of any of their obligations under Section 2.6(e), Section 2.6(g)(v), Section 2.6(i), the second sentence of Section 2.6(l), Section 2.7, Section 3.2(g) or Section 3.2(h) and acting at the instructions of the Required Noteholders with respect to any requested waiver of any other default by the Sellers or the Servicer) may, on behalf of all Noteholders, waive any default by the Sellers or the Servicer in the performance of their respective obligations and duties hereunder and its consequences. Upon any such waiver of a past default, such default shall cease to exist, and any default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

(d) The Indenture Trustee may, but shall not be obligated to, enter into any amendment to this Agreement which affects the Indenture Trustee’s rights, duties or immunities under this Agreement or otherwise. In connection with the execution of any amendment hereunder, the Indenture Trustee shall be entitled to receive the Opinion of Counsel described in Section 6.2(d).

Section 6.2. Protection of Right, Title and Interest to the Issuer.

(a) The Sellers shall cause this Agreement, all amendments and supplements hereto and all financing statements and continuation statements and any other necessary documents covering the Indenture Trustee’s and the Issuer’s right, title and interest to and in the Trust Assets to be promptly recorded, registered and filed, and at all times to be kept recorded, registered and filed, all in such manner and in such places as may be required by law fully to preserve and protect the right, title and interest of the Indenture Trustee, the Noteholders and the Issuer hereunder to all Trust Assets. The Sellers shall deliver to the Issuer and the Indenture Trustee file-stamped copies of, or filing receipts for, any document recorded, registered or filed as provided above, as soon as available following such recording, registration or filing. The Sellers shall cooperate fully with the Issuer and the Indenture Trustee in connection with the obligations set forth above and will execute any and all documents reasonably required to fulfill the intent of this paragraph.

(b) Within thirty (30) days after any Seller makes any change in its name, identity or corporate structure which would make any financing statement or continuation statement filed in accordance with paragraph (a) seriously misleading within the meaning of the UCC, the Sellers shall give the Issuer and the Indenture Trustee notice of any such change and shall file such financing statements or amendments as may be necessary to continue the perfection of the Issuer’s and the Indenture Trustee’s security interest in the Trust Assets and the proceeds thereof.

(c) Each of the Sellers and the Servicer shall give the Issuer and the Indenture Trustee prompt notice of any relocation of its chief principal executive office or any change in the jurisdiction under whose laws it is organized and whether, as a result of such relocation or change, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement and shall file such financing statements or amendments as may be necessary to perfect or to continue the perfection of the Issuer’s and the Indenture Trustee’s security interest in the Contract Payments and the proceeds thereof. Each of the Sellers and the Servicer shall at all times maintain its chief principal executive offices within the United States and shall at all times be organized under the laws of a jurisdiction located within the United States.

(d) The Sellers shall deliver to the Indenture Trustee (i) upon the execution and delivery of each amendment of this Agreement, an Opinion of Counsel to the effect specified in Exhibit I-1; and (ii) on or before April 30 of each year, an Opinion of Counsel substantially in the form of Exhibit I-2.

Section 6.3. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 6.4. Notices; Payments.

(a) All demands, notices, certificates, reports, instructions, directions, requests and communications (collectively, “Notices”) under this Agreement shall be in writing and shall be effective (a) upon receipt when sent through the U.S. mails, registered or certified mail, return receipt requested, postage prepaid, with such receipt to be effective the date of delivery indicated on the return receipt, or (b) one Business Day after delivery to an overnight courier, or (c) on the date personally delivered to an authorized officer of the party to which sent or (d) on the date transmitted by legible telefax transmission with a confirmation of receipt, in all cases addressed to the recipient as follows:

(i) in the case of EDS, as a Seller, or EIS, as a Seller or the Servicer, to:

EDS NMCI CFO Business Management

13600 EDS Drive, A5N-B48

Herndon, VA 20171

Attention: Mathew B. Feck

            Manager, NMCI Equipment Finance

Telephone: 703-742-2551

Fax: 703-742-1460

with a copy to:

Electronic Data Systems Corporation

5400 Legacy Drive

Mail Stop H1-3A-34

Plano, TX 75024-3105

Attention: Craig Woodfield

            Director, Corporate Finance—Americas

Telephone: 972-605-3269

Facsimile: 972-605-8640

And, in the case of any notice of Termination Event, default or claim for any indemnity, with a copy to:

Electronic Data Systems Corporation

5400 Legacy Drive, Mail Stop H3-3A-05

Plano, TX 75024-3105

Attention: General Counsel

Telephone:         972-605-5584

Facsimile:          972-605-5610

(ii) in the case of the Issuer to:

Government Contract Receivables Note Trust

c/o The Bank of New York (Delaware), as Owner Trustee

502 White Clay Center

Route 273

Newark, Delaware 19711

Attention:

Telephone:

Facsimile:

with copies to:

EDS NMCI CFO Business Management

13600 EDS Drive, A5N-B48

Herndon, VA 20171

Attention: Mathew B. Feck

            Manager, NMCI Equipment Finance

Telephone: 703-742-2551

Facsimile:      703-742-1460

and

Electronic Data Systems Corporation

5400 Legacy Drive

Mail Stop H1-3A-34

Plano, TX 75024-3105

Attention: Craig Woodfield

            Director, Corporate Finance—Americas

Telephone: 972-605-3269

Facsimile:      972-605-8640

(iii) in the case of the Indenture Trustee to:

U.S. Bank National Association,

    as successor in interest to State

    Street Bank and Trust Company

Goodwin Square, 23rd Floor

225 Asylum Street

Hartford, CT 06103

Attention: Corporate Trust Department

Facsimile:           860 241-6897

(iv) in the case of the Administrative Agent to:

Credit Suisse First Boston, New York Branch

Eleven Madison Avenue

New York, New York 10010-3629

Attention:           Asset Finance

Telephone: 212 325-9083

Facsimile: 212 325-4519

and (v) to any other Person as specified in the Indenture; or, as to each party, at such other address or facsimile number as shall be designated by such party in a written notice to each other party.

(b) Any Notice required or permitted to be given to a Noteholder shall be given by first-class mail, postage prepaid, at the address of such Noteholder as shown in the Note Register. Any Notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Noteholder receives such Notice.

Section 6.5. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall for any reason whatsoever be held invalid, then such provisions shall be deemed severable from the remaining provisions of this Agreement and shall in no way affect the validity or enforceability of the remaining provisions or of the Notes or the rights of any Noteholder.

Section 6.6. Further Assurances. The Sellers and the Servicer agree to do and perform, from time to time, any and all acts and to execute any and all further instruments required or reasonably requested by the Owner Trustee, the Indenture Trustee, any Managing Agent or the Administrative Agent more fully to effect the purposes of this Agreement, including the execution of any financing statements or continuation statements relating to the Contract Payments for filing under the provisions of the Relevant UCC of any applicable jurisdiction.

Section 6.7. No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Owner Trustee or the Indenture Trustee or any Noteholder, any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges provided under this Agreement are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law.

Section 6.8. Counterparts. This Agreement may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

Section 6.9. Third-Party Beneficiaries. This Agreement will inure to the benefit of and be binding upon the parties hereto, the Indenture Trustee, each Managing Agent, the Administrative Agent and the Noteholders. Except as otherwise expressly provided in this Agreement, no other Person will have any right or obligation hereunder.

Section 6.10. Actions by Noteholders.

(a) Wherever in this Agreement a provision is made that an action may be taken or a Notice given by Noteholder, such action or Notice may be taken or given by any Noteholder, unless such provision requires that the Noteholders holding a specific percentage of the Outstanding Amount take such action.

(b) Any Notice, request, authorization, direction, consent, waiver or other act by the Noteholders shall bind such Noteholders and every subsequent holder of any Note and of any Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done or omitted to be done by the Indenture Trustee, any Managing Agent, the Administrative Agent, the Sellers or the Servicer in reliance thereon, whether or not notation of such action is made upon such Note.

Section 6.11. Rule 144A Information. For so long as any of the Notes are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, the Sellers agree to cooperate with the Indenture Trustee to provide to any Noteholder and to any prospective purchaser of any Note designated by a Noteholder, upon the request of such Noteholder or prospective purchaser, any information required to be provided to such holder or prospective purchaser to satisfy the condition set forth in Rule 144A(d)(4) under the Securities Act.

Section 6.12. Certain Changes to Terms. If the long-term unsecured debt of EDS shall be rated at a level below Baa3 by Moody’s Investor Services, Inc. or BBB- by Standard & Poor’s, a division of the McGraw-Hill Companies, (i) at the time the Officer’s Certificate to be provided pursuant to Section 3.5 is required to be delivered pursuant to Section 3.5, then the Servicer shall provide to each Managing Agent and the Administrative Agent, upon its request, an accountant’s report that substantiates the information contained in that Officer’s Certificate and (ii) at any time after a notice of cancellation, termination for convenience or rescission relating to the NMCI Contract is received as contemplated by Section 3.2(h), then the number of days that set forth in the first sentence of Section 3.2(h) shall be reduced from 180 days to 90 days.

Section 6.13. Merger and Integration. Except as specifically stated otherwise herein, this Agreement sets forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement. This Agreement may not be modified, amended, waived or supplemented except as provided herein.

Section 6.14. No Bankruptcy Petition. Each of the Sellers and Servicer, severally and not jointly, hereby covenants and agrees that, prior to the date which is one (1) year and one (1) day after the payment in full of all Notes, it will not institute against, or join any other Person in instituting against, the Issuer any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States. Nothing in this Section 6.14 shall preclude, or be deemed to estop, the Sellers or the Servicer from taking (to the extent such action is otherwise permitted to be taken by such Person hereunder) or omitting to take any action prior to such date in (i) any case or proceeding voluntarily filed or commenced by or on behalf of the Issuer under or pursuant to any such law or (ii) any involuntary case or proceeding pertaining to the Issuer under or pursuant to any such law.

Section 6.15. Rights of the Owner Trustee. Each of the parties hereto acknowledges and agrees that this Agreement is being executed and delivered by The Bank of New York (Delaware) not individually but solely and exclusively in its capacity as Owner Trustee on behalf of the Issuer for the purpose and with the intention of binding the Issuer. No obligations or liabilities hereunder shall run against The Bank of New York (Delaware) in its individual capacity or against its properties or assets.

Section 6.16. Rights of the Indenture Trustee. The Indenture Trustee shall have with respect to its actions or failures to act pursuant to this Agreement the same rights, protections, indemnities and immunities as specified in the Indenture.

IN WITNESS WHEREOF, each of the Sellers, the Servicer and the Issuer have caused this Sale and Servicing Agreement to be duly executed by their respective officers as of the day and year first above written.

ELECTRONIC DATA SYSTEMS CORPORATION, as a Seller

By:	/S/ SCOTT J. KRENZ
Name:	Scott J. Krenz
Title:	Treasurer

EDS INFORMATION SERVICES L.L.C., as a Seller

By:	/S/ SCOTT J. KRENZ
Name:	Scott J. Krenz
Title:	Treasurer

EDS INFORMATION SERVICES L.L.C., as the Servicer

By:	/S/ ANTHONY C. GLASBY
Name:	Anthony C. Glasby
Title:	Assistant Treasurer

GOVERNMENT CONTRACT RECEIVABLES NOTE TRUST, as the Issuer

By: THE BANK OF NEW YORK (DELAWARE), not in its individual capacity but solely as Owner Trustee

By:	/S/ JOHN NICHOLS
Name:	John Nichols
Title:	President

Acknowledged and Accepted:

U.S. BANK NATIONAL ASSOCIATION,

    as Indenture Trustee

By:	/S/ SUSAN C. MERKER
Name:	Susan C. Merker
Title:	Vice President